                                                                    EXHIBIT 10.3
                                                                  EXECUTION COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                         ALLIANCE LAUNDRY HOLDINGS LLC



                          ALLIANCE LAUNDRY SYSTEMS LLC

               -------------------------------------------------




                                  $275,000,000



                                CREDIT AGREEMENT



                                  May 5, 1998



               -------------------------------------------------


                              LEHMAN BROTHERS INC.

                                  as Arranger



                          LEHMAN COMMERCIAL PAPER INC.

                              as Syndication Agent



                                      and



                      GENERAL ELECTRIC CAPITAL CORPORATION

                            as Administrative Agent

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------



                                                                              Page
                                                                              ----


SECTION 1.  DEFINITIONS                                                         2



     1.1 Defined Terms                                                          2

     1.2  Other Definitional Provisions                                        29



SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS                                    29

     2.1  Term Loan Commitments                                                29

     2.2  Procedure for Term Loan Borrowing                                    30

     2.3  Repayment of Term Loans                                              30

     2.4  Revolving Credit Commitments                                         30

     2.5  Procedure for Revolving Credit Borrowing                             31

     2.6  Swing Line Commitment                                                31

     2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line Loans    32

     2.8  Repayment of Loans; Evidence of Debt                                 33

     2.9  Commitment Fees, etc.                                                34

     2.10  Termination or Reduction of Revolving Credit Commitments            34

     2.11  Optional Prepayments                                                34

     2.12  Mandatory Prepayments and Commitment Reductions                     35

     2.13  Conversion and Continuation Options                                 36

     2.14  Minimum Amounts and Maximum Number of Eurodollar Tranches           37

     2.15  Interest Rates and Payment Dates                                    37

     2.16  Computation of Interest and Fees                                    38

     2.17  Inability to Determine Interest Rate                                38

     2.18  Pro Rata Treatment and Payments                                     39

     2.19  Requirements of Law                                                 41

     2.20  Taxes                                                               42

     2.21  Indemnity                                                           44

     2.22  Illegality                                                          44

     2.23  Change of Lending Office                                            44

     2.24  Replacement of Lenders under Certain Circumstances                  45

SECTION 3.  LETTERS OF CREDIT                                                  45

     3.1  L/C Commitment                                                       45

     3.2  Procedure for Issuance of Letter of Credit                           46

     3.3  Fees and Other Charges                                               47

     3.4  L/C Participations                                                   47

     3.5  Reimbursement Obligation of the Borrower                             48

     3.6  Obligations Absolute                                                 49

     3.7  Letter of Credit Payments                                            50

     3.8  Applications                                                         50

SECTION 4.  REPRESENTATIONS AND WARRANTIES                                     50

     4.1  Financial Condition                                                  50

     4.2  No Change                                                            51

     4.3  Existence; Compliance with Law                                       51

     4.4  Power; Authorization; Enforceable Obligations                        51

     4.5  No Legal Bar                                                         52

     4.6  No Material Litigation                                               52

     4.7  No Default                                                           52

     4.8  Ownership of Property; Liens                                         52

     4.9  Intellectual Property                                                52

     4.10  Taxes                                                               53

     4.11  Federal Regulations                                                 53

     4.12  Labor Matters                                                       53

     4.13  ERISA                                                               53

     4.14  Investment Company Act; Other Regulations                           54

     4.15  Subsidiaries                                                        54

     4.16  Use of Proceeds                                                     54

     4.17  Environmental Matters                                               54

     4.18  Accuracy of Information, etc                                        55

     4.19  Security Documents                                                  56

     4.20  Solvency                                                            56

     4.21  Senior Indebtedness                                                 56

     4.22  Regulation H                                                        56

     4.23  Year 2000 Compliance                                                56


SECTION 5.  CONDITIONS PRECEDENT                                               57



     5.1  Conditions to Initial Extension of Credit                            57

     5.2  Conditions to Each Extension of Credit                               61



SECTION 6.  AFFIRMATIVE COVENANTS                                              62


     6.1  Financial Statements                                                 62

     6.2  Certificates; Other Information                                      63

     6.3  Payment of Obligations                                               64

     6.4  Conduct of Business and Maintenance of Existence, etc.               65

     6.5  Maintenance of Property; Insurance                                   65

     6.6  Inspection of Property; Books and Records; Discussions               65

     6.7  Notices                                                              65

     6.8  Environmental Laws                                                   66

     6.9  Interest Rate Protection                                             66

     6.10  Additional Collateral, etc                                          66

     6.11  Further Assurances                                                  68


SECTION 7.  NEGATIVE COVENANTS                                                 68



     7.1  Financial Condition Covenants                                        68

     7.2  Limitation on Indebtedness                                           70

     7.3  Limitation on Liens                                                  73

     7.4  Limitation on Fundamental Changes                                    76

     7.5  Limitation on Disposition of Property                                76

     7.6  Limitation on Restricted Payments                                    78

     7.7  Limitation on Capital Expenditures                                   80

     7.8  Limitation on Investments                                            80

     7.9  Limitation on Optional Payments and Modifications of Debt
          Instruments                                                          82

     7.10  Limitation on Transactions with Affiliates                          83

     7.11  Limitation on Sales and Leasebacks                                  84

     7.12  Limitation on Changes in Fiscal Periods                             84

     7.13  Limitation on Negative Pledge Clauses                               84

     7.14  Limitation on Restrictions on Subsidiary Distributions              85

     7.15  Limitation on Lines of Business                                     85

     7.16  Limitation on Amendments to Recapitalization Documents              85

     7.17  Limitation on Activities of Holdings and Alliance Laundry
           Corporation                                                         85


SECTION 8.  EVENTS OF DEFAULT                                                  86

SECTION 9.  THE AGENTS                                                         90

     9.1  Appointment                                                          90

     9.2  Delegation of Duties                                                 90

     9.3  Exculpatory Provisions                                               90

     9.4  Reliance by the Agents                                               91

     9.5  Notice of Default                                                    91

     9.6  Non-Reliance on Agents and Other Lenders                             91

     9.7  Indemnification                                                      92

     9.8  Agent in Its Individual Capacity                                     92

     9.9  Successor Administrative Agent                                       93

     9.10  Authorization to Release Liens                                      93

     9.11  The Arranger                                                        93

SECTION 10.  MISCELLANEOUS                                                     93


     10.1  Amendments and Waivers                                              93

     10.2  Notices                                                             94

     10.3  No Waiver; Cumulative Remedies                                      96

     10.4  Survival of Representations and Warranties                          96

     10.5  Payment of Expenses                                                 96

     10.6  Successors and Assigns; Participations and Assignments              97

     10.7  Adjustments; Set-off                                                99

     10.8  Counterparts                                                       100

     10.9  Severability                                                       100

     10.10  Integration                                                       100

     10.11  GOVERNING LAW                                                     100

     10.12  Submission To Jurisdiction; Waivers                               100

     10.13  Acknowledgements                                                  101

     10.14  Confidentiality                                                   101

     10.15  Enforceability; Usury                                             102

     10.16  WAIVERS OF JURY TRIAL                                             102

ANNEXES:



A           Pricing Grid



SCHEDULES:



1.1A        Commitments

1.1B        Mortgaged Property

4.1(b)      Undisclosed Liabilities

4.4         Consents, Authorizations, Filings and Notices

4.6         Material Litigation

4.15        Subsidiaries

4.17        Environmental Matters

4.19(a)     UCC Filing Jurisdictions

4.19(b)     Mortgage Filing Jurisdictions

7.2(d)      Existing Indebtedness

7.3(f)      Existing Liens

7.8         Existing Investments



EXHIBITS:



A           Form of Guarantee and Collateral Agreement

B           Form of Compliance Certificate

C           Form of Closing Certificate

D           Form of Mortgage

E           Form of Assignment and Acceptance

F           Form of Legal Opinion of Kirkland & Ellis

G-1         Form of Term Note

G-2         Form of Revolving Credit Note

G-3         Form of Swing Line Note

H           Form of Prepayment Option Notice

I           Form of Exemption Certificate

                                                                    EXHIBIT 10.3

          CREDIT AGREEMENT, dated as of May 5, 1998, among ALLIANCE LAUNDRY HOLDINGS LLC (formerly known as Raytheon Commercial Laundry LLC), a Delaware limited liability company ("Holdings"), ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware
                            --------
limited liability company (the "Borrower"), the several banks and other
                                --------
financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such
      -------
capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent
               --------
(in such capacity, the "Syndication Agent"), and GENERAL ELECTRIC CAPITAL
                        -----------------
CORPORATION, as administrative agent (in such capacity, the "Administrative
                                                             --------------
Agent").
-----

                              W I T N E S S E T H:
                              -------------------


          WHEREAS, Bain/RCL, L.L.C., a Delaware limited liability company

("Bain/RCL"), RCL Acquisitions, L.L.C., a Delaware limited liability company
----------
("MergeCo"), Holdings and Raytheon Company, a Delaware corporation ("Raytheon"),
---------                                                            --------
have entered into that certain Agreement and Plan of Merger, dated as of February 21, 1998 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "Merger Agreement"), pursuant to
                                               ----------------
which each such entity will participate in a leveraged recapitalization transaction involving Holdings (the "Recapitalization"; references herein to the
                                     ----------------
Recapitalization include all financings and other transactions contemplated by this Agreement to occur on the Closing Date);


          WHEREAS, pursuant to the Merger Agreement, the Recapitalization will be accomplished through the following steps: (a) Bain/RCL, its affiliates, certain members of management of Holdings and its Subsidiaries and certain other investors will contribute at least $45,250,000 in cash common equity to MergeCo;
(b) Holdings will transfer as a capital contribution all of its assets and liabilities to the Borrower (the "Capital Contribution"); (c) MergeCo will be
                                  --------------------
merged with and into Holdings, with Holdings as the surviving entity (the

"Merger"); (d) the Borrower will, together with Alliance Laundry Corporation, a
-------
Delaware corporation ("Alliance Laundry Corporation"), issue $110,000,000 in
                       ----------------------------
aggregate principal amount of 9% Senior Subordinated Notes due 2008; (e) on the date hereof, the Borrower will make a special distribution and/or loan in cash to Holdings in the amount of approximately $269,400,000 (the "Intercompany
                                                                   ------------
Distribution"), the proceeds of which will be used to pay a portion of the cash
------------
consideration for the Merger and related fees and expenses; and (f) pursuant to the Merger, (i) the limited liability company interests in Holdings owned by Raytheon prior to the Merger will be converted into the right to receive (A) $339,500,000 in cash (subject to adjustment as provided in the Merger Agreement (as in effect on the date hereof)), which will be financed in part with the proceeds of the Intercompany Distribution, (B) common limited liability company interests of Holdings, as the surviving entity of the Merger, with a value of approximately $3,500,000, (C) subordinated notes of Holdings in an aggregate principal amount of $9,000,000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "Subordinated Seller
                                                            -------------------
Notes"), and (D) preferred limited liability company interests of Holdings, as
-----
the surviving entity of the Merger, having an aggregate liquidation preference of $6,000,000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "Seller Preferred Membership
                                          ---------------------------
Interests", and together with the Subordinated Seller Notes, the "Seller
                                                                  ------
Securities"), and (ii) the limited liability company interests in MergeCo shall
----------
be converted into common limited liability company interests of Holdings, as the surviving entity of the Merger, with a value of $47,100,000 and representing 93% of the outstanding common limited liability company interests of Holdings after the Merger;

          WHEREAS, Holdings and the Borrower have requested that the Lenders make available the credit facilities pursuant to this Agreement in order to finance a portion of the Recapitalization, to pay related fees and expenses and to provide for the general corporate purposes and working capital requirements of the Borrower and its Subsidiaries following the Recapitalization; and

          WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Accounts Receivable":  as to the Borrower or any of its Subsidiaries,
           -------------------
     any right to payment (including interest payments) for goods sold or leased or for services rendered by the Borrower or such Subsidiary in the ordinary course of business.

          "Acquired Person": as to any Person, any other Person (i) at least 80%
           ---------------
     of the Capital Stock of which is owned by such Person and (ii) which is consolidated with such Person in accordance with GAAP.

          "Acquisition":  as to any Person, the acquisition by such Person of
           -----------
     (a) Capital Stock of any other Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be (i) an Acquired Person of such Person and (ii) a Subsidiary Guarantor, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent":  as defined in the Preamble to this Agreement.
           --------------------

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
     indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents":  the collective reference to the Syndication Agent and the
           ------
     Administrative Agent.

          "Aggregate Exposure":  with respect to any Lender at any time, an
           ------------------
     amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loan and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage"  with respect to any Lender at any
           -----------------------------
     time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all the Lenders at such time.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
     otherwise modified from time to time.


          "Alliance Laundry Corporation":  as defined in the recitals to this
           ----------------------------
     Agreement.


          "ALSA":  Alliance Laundry S.A. (formerly known as Raytheon Appliances
           ----
     S.A.), an Argentina corporation.


          "Applicable Margin":  for each Type of Loan, the rate per annum set
           -----------------
     forth under the relevant column heading below:


                                    Base Rate      Eurodollar
                                        Loans      Loans
                                      ---------    ----------

          Revolving Credit Loans        1.375%       2.375%

          Swing Line Loans              1.375%       2.375%

          Term Loans                    1.625%       2.625%

     provided, that, on and after the first Adjustment Date occurring after the
     --------
     completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Term Loans will be determined pursuant to the Pricing Grid.

          "Application":  an application, in such form as the relevant Issuing
           -----------
     Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

          "Arranger":  as defined in the Preamble to this Agreement.
           --------

          "Approved Fund":  means, with respect to any Lender that is a fund
           -------------
     that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate or such investment advisor.

          "Asset Sale":  any Disposition of Property or series of related
           ----------
     Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (m), (n), (p), (r), (s) or (t)(i)
     of Section 7.5) which yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

          "Assignee":  as defined in Section 10.6(c).
           --------

          "Assignor":  as defined in Section 10.6(c).
           --------

          "Available Revolving Credit Commitment":  as to any Revolving Credit
           -------------------------------------
     Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's
                                                         ----
     Revolving Extensions of Credit then outstanding; provided, that (i) in
                                                      --------
     calculating any Lender's (other than the Swing Line Lender's) Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero and (ii) in calculating the Swing Line Lender's Revolving Extensions of Credit for the purpose of determining the Swing Line Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the Swing Line Lender's Revolving Extensions of Credit shall be deemed to include the aggregate principal amount of the Swing Line Loans then outstanding.

          "Bain Investors":  collectively, Bain/RCL, BCIP Associate, II, BCIP
           --------------
     Associates II, BCIP Associates II-B, Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Trust Associates II, and BCIP Trust Associate, II-B.

          "Bain/RCL":  as defined in the recitals to this Agreement.
           --------

          "Base Rate":  for any day, a rate per annum (rounded upwards, if
           ---------
     necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate"
                                                                ----------
     shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate respectively.

          "Base Rate Loans":  Loans the rate of interest applicable to which is
           ---------------
     based upon the Base Rate.

          "Benefitted Lender":  as defined in Section 10.7.
           -----------------

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
     United States (or any successor).

          "Borrower":  as defined in the Preamble to this Agreement.
           --------

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
     date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "BRS":  Bruckman, Rosser, Sherrill and Co., L.P.
           ---

          "Business Day":  (i) for all purposes other than as covered by clause
           ------------
     (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "CapEx Carryforward Amount":  as defined in Section 7.7.
           -------------------------

          "Capital Contribution":  as defined in the recitals to this Agreement.
           --------------------

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
     the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations":  with respect to any Person, the
           -------------------------
     obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) (i) with respect to the Borrower or any
           ----------------
     Domestic Subsidiary, marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States or (ii) with respect to any Foreign Subsidiary, marketable direct obligations issued by, or unconditionally guaranteed by, the government of the jurisdiction of organization of such Foreign Subsidiary or issued by any agency thereof and backed by the full faith and credit of such government, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, bankers' acceptances, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000 (or, in the case of any certificate of deposit, bankers' acceptances, time deposits, eurodollar time deposits or overnight time deposits of any Foreign Subsidiary, issued by any commercial bank having capital and surplus of not less than $500,000,000 (or the equivalent thereof)); (c) commercial paper rated at least A-2 (or the equivalent thereof) by Standard & Poor's Ratings Services ("S&P") or P-2 (or the equivalent thereof) by
                                 ---
     Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent
                                       -------
     rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the applicable requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities of the types described in clauses (a) and (b) of this definition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A (or the equivalent thereof) by S&P or A (or the equivalent thereof) by Moody's or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of such type generally;
     (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest substantially in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
     in Section 5.1 shall have been satisfied or waived, which date is May 5, 1998.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
     hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment":  as to any Lender, the sum of the Term Loan Commitment
           ----------
     and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate":  0.50% per annum; provided, that on and after
           -------------------                     --------
     the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
     Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
     Memorandum dated April, 1998 and furnished to the Lenders.

          "Consolidated Cash Interest Expense":  for any period, the
           ----------------------------------
     Consolidated Interest Expense payable in cash during such period, provided,
                                                                       --------
     that, the Consolidated Interest Expense accrued with respect to the Senior
     ----
     Subordinated Notes during such period shall be deemed to be payable in cash during such period.

          "Consolidated Current Assets":  at any date, all amounts (other than
           ---------------------------
     cash, Cash Equivalents and deferred income taxes) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities":  at any date, all amounts which
           --------------------------------
     would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt (including accrued but unpaid interest) of the Borrower and its Subsidiaries and (b) without duplication of clause
     (a) above, all Indebtedness (including accrued but unpaid interest) consisting of Term Loans, Revolving Credit Loans, Letters of Credit or Swing Line Loans to the extent otherwise included therein.

          "Consolidated EBITDA":  for any period, Consolidated Net Income for
           -------------------
     such period plus the sum of (a) cash interest margin of the Borrower and
                 ----
     its Subsidiaries (including the Securitization Entities) from Notes Receivable (after giving effect to any Hedge Agreements relating to such Notes Receivables) and (b) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) income tax expense (including franchise taxes imposed in lieu of income taxes), (ii) interest expense associated with Indebtedness (including the Loans and the Letters of Credit) and Hedge Agreements, but excluding any interest expense associated with any Indebtedness (including Letters of Credit) issued in connection with any Permitted Receivables Financing, (iii) amortization or writeoff of deferred financing fees, debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, the Letters of Credit and any Indebtedness issued in connection with any Permitted Receivables Financing) and Hedge Agreements,
     (iv) depreciation and amortization expense, (v) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (vi) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business, and charges for the writeoff of any step-up in basis of inventory required in a transaction which is accounted for under the purchase method of accounting and (vii) any other non-cash charges and minus, to the extent
                                                            -----
     included in the statement of such Consolidated Net Income for such period, the sum of (x) interest income, (y) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (z) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
     (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

          "Consolidated Interest Expense":  for any period, total interest
           -----------------------------
     expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding any interest expense associated with any Indebtedness (including Letters of Credit) issued in connection with any Permitted Receivables Financing).

          "Consolidated Leverage Ratio":  as at the last day of any period of
           ---------------------------
     four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA for
             --------
     any period, the Consolidated EBITDA of any Person or assets acquired by the Borrower or any of its Subsidiaries during such period pursuant to an Acquisition or Subsidiary Acquisition permitted hereunder (including the portion of such period prior to the consummation of such Acquisition or Subsidiary Acquisition) shall be included on a pro forma basis for such
                                                    --- -----
     period (assuming that (i) the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred on the first day of such period and (ii) any cost savings to be implemented in connection with such Acquisition or Subsidiary Acquisition as to which the Borrower shall have provided support for the calculation thereof in conformity with Regulation S-X under the Securities Act as in effect on the date hereof had been effected on the first day of such period) if the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth, consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date hereof, the calculations required to support such pro forma adjustments.
                                                       --- -----


          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
     income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                                 --------
     excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries pursuant to an Acquisition permitted hereunder, (b) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Senior Debt":  all Funded Debt under this Agreement and
           ------------------------
     all other Funded Debt of the Borrower and its Subsidiaries (excluding all other Funded Debt of the Borrower and its Subsidiaries which is subordinated to the Funded Debt under this Agreement on terms no less favorable than the terms of the Senior Subordinated Notes).

          "Consolidated Senior Debt Leverage Ratio":  as at the last day of any
           ---------------------------------------
     period of four consecutive fiscal quarters of the Borrower, the ratio of
     (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA
                  --------
     for any period, the Consolidated EBITDA of any Person or assets acquired by the Borrower or any of its Subsidiaries during such period pursuant to an Acquisition or Subsidiary Acquisition permitted hereunder (including the portion of such period prior to the consummation of such Acquisition or Subsidiary Acquisition) shall be included on a pro forma basis for such
                                                    --- -----
     period (assuming that (i) the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred on the first day of such period and (ii) any cost savings to be implemented in connection with such Acquisition or Subsidiary Acquisition as to which the Borrower shall have provided support for the calculation thereof in conformity with Regulation S-X under the Securities Act as in effect on the date hereof had been effected on the first day of such period) if the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth, consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date hereof, the calculations required to support such pro forma adjustments.
                                                       --- -----

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
     amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital":  at any date, the excess of
           ----------------------------
     Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate":  as to any Person, any other Person
           ----------------------------
     which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Default":  any of the events specified in Section 8, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Designated Equity Amounts":  at any date, the amount equal to the
           -------------------------
     aggregate amount of Net Cash Proceeds received by Holdings from the issuance of Capital Stock

     (other than to the Borrower or any Subsidiary of Holdings or the Borrower) or from any capital contribution to Holdings by a Person other than the Borrower or any Subsidiary of Holdings or the Borrower which have been designated in writing by the Borrower to the Administrative Agent as "Permitted Expenditure Amounts" so long as such Net Cash Proceeds are utilized by Holdings, the Borrower or any of its Subsidiaries within 45 days after such receipt for an Expenditure Use Amount.

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
     and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding the sale by Holdings of its own Capital Stock); the terms "Dispose" and "Disposed of" shall have correlative meanings.
            -------       -----------

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
     America.

          "Domestic Subsidiary":  any Subsidiary of the Borrower organized or
           -------------------
     incorporated under the laws of any jurisdiction within the United States of America.


          "ECF Percentage":  75%; provided, that, with respect to any fiscal
           --------------         --------
     year of the Borrower ending on or after December 31, 1999, the ECF Percentage with respect to such fiscal year shall be 50% if the Consolidated Leverage Ratio at the last day of the period of four consecutive fiscal quarters ending on the last day of such fiscal year is not greater than 4.00 to 1.0.

          "Eligible Assignee":  means (a) a Lender or an Affiliate of a Lender,
           -----------------
     (b) a commercial bank organized under the laws of the United States or any state and having total assets in excess of $500,000,000 or an Affiliate of any such bank or (c) any other fund or financial institution or Affiliate or Approved Fund thereof that in the ordinary course of business extends credit or invests in extensions of credit of a type similar to the Revolving Credit Loans and has total assets of at least $100,000,000.

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
     municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or at any time hereafter in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
     Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar
                                                                  ----------
     Base Rate" for purposes of this definition shall mean, with respect to each
     ---------
     day during each Interest Period pertaining to a Eurodollar Loan, the rate at which the Administrative Agent is offered Dollar deposits by first class banks at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
     based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                 -----------------------------------------------

                    1.00 - Eurocurrency Reserve Requirements


          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
     the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, has been satisfied.


          "Excess Cash Flow":  for any fiscal year of the Borrower, the excess,
           ----------------
     if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization, but excluding any non-cash charges associated with any Permitted Receivables Financing) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business and sales of Receivables pursuant to any Permitted Receivables Financing), to the extent deducted in determining such Consolidated Net Income, (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower, (vi) the amount by which Consolidated Working Capital was increased as a result of the payment in such fiscal year of items referred to in clause (b)(xvi) below, (vii) any unused CapEx Carryforward Amount from the prior fiscal year, (viii) decreases during such fiscal year in the retained interest of the Borrower and its Subsidiaries in any Securitization Entity resulting from the sale of Receivables to such Securitization Entity in connection with a Permitted Receivables financing and (ix) any cash deposits returned to the Borrower and its Subsidiaries in respect of the Limited Originator Recourse during such fiscal year over (b) the sum, without duplication, of----(i) an amount equal to the amount of all non-cash credits included in determining such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any portion of any Reinvestment Deferred Amount that exceeded any gain included in the determination of Consolidated Net Income recognized as a result of the event that gave rise to such Reinvestment Deferred Amount or Permitted Expenditure Amounts), (iii) the CapEx Carryforward Amount for such fiscal year, (iv) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt (to the extent such Funded Debt may not be reborrowed under the terms of such Funded Debt) during such fiscal year,
     (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) increases in Consolidated Working Capital for such fiscal year, (vii) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in determining such Consolidated Net Income, (viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower, (ix) cash expenses paid during such period in connection with the issuance pursuant to the Senior Subordinated Note Indenture of senior subordinated notes in exchange for the 9% Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Indenture on the Closing Date to the extent not deducted in determining such Consolidated Net Income, (x) any cash payments made during such period in permanent satisfaction of non-current liabilities of the Borrower and its Subsidiaries, (xi) any cash payments made during such fiscal year in respect of restructuring charges to the extent not deducted in determining such Consolidated Net Income, (xii) any Restricted Payments permitted under Section 7.6 and made in cash during such fiscal year, (xiii) increases during such fiscal year in the retained interest of the Borrower and its Subsidiaries in any Securitization Entity resulting from the sale of Receivables to such Securitization Entity in connection with a Permitted Receivables Financing, (xiv) any cash payments made during such fiscal year pursuant to Investments permitted under Sections 7.8(d), 7.8(i) (other than in respect of Acquisitions consummated in accordance with clause (i)(A)(y) of the proviso to Section 7.8(i)), 7.8(l) and 7.8(p) and which results in a net increase during such fiscal year in the outstanding or unreturned cash balance of such Investments,
     (xv) any gain recognized as a result of any Asset Sale or Recovery Event to the extent such gain was included in determining such Consolidated Net Income, (xvi) the amount of non cash charges that decreased Consolidated Working Capital during such fiscal year which resulted from items that the Borrower reasonably determines in good faith are expected to be paid in cash in the immediately following fiscal year and (xvii) any cash deposits made by the Borrower and its Subsidiaries pursuant to the Limited Originator Recourse during such fiscal year.

          "Excess Cash Flow Application Date":  as defined in Section 2.12(c).
           ---------------------------------

          "Excluded Subsidiaries":  collectively, any Foreign Subsidiaries and
           ---------------------
     any Securitization Entities.

          "Expenditure Use Amounts":  at any date, the amount equal to the sum
           -----------------------
     of (a) all amounts utilized by Holdings, the Borrower and its Subsidiaries as of such date to finance Capital Expenditures, other than Capital Expenditures which are (i) not in excess of the permitted Capital Expenditures for the relevant fiscal year as set forth in Section 7.7(a) and any CapEx Carryforward Amounts from the prior fiscal year, (ii) financed with Reinvestment Deferred Amounts, or (iii) attributable to all or a portion of the cost of Acquisitions or Subsidiary Acquisitions permitted under Section 7.8, (b) all amounts utilized by Holdings, the Borrower and its Subsidiaries as of such date to finance Acquisitions permitted pursuant to Section 7.8(i), except to the extent that the consideration (determined in accordance with Section 7.8(i)) for all such Acquisitions made since the Closing Date does not exceed $30,000,000 in the aggregate, (c) all amounts utilized by the Borrower as of such date to repurchase or redeem Senior Subordinated Notes permitted pursuant to
     Section 7.9(a) and (d) all amounts utilized by the Borrower and the Subsidiary Guarantors as of such date to finance Investments (other than Acquisitions) pursuant to Section 7.8(i), except to the extent that the consideration (determined in accordance with Section 7.8(i)) for all such Investments (other than Acquisitions) made since the Closing Date does not exceed $5,000,000 in the aggregate.

          "Facility":  each of (a) the Term Loan Commitments and the Term Loans
           --------
     made thereunder (the "Term Loan Facility") and (b) the Revolving Credit
                           ------------------
     Commitments and the extensions of credit made thereunder (the "Revolving
                                                                    ---------
     Credit Facility").
     ---------------

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
     the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary":  any Subsidiary of the Borrower that is not a
           ------------------
     Domestic Subsidiary.

          "Funded Debt":  as to any Person, all Indebtedness of such Person that
           -----------
     matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans, provided that (a) any
                                                     --------
     Indebtedness of such Person in respect of the undrawn portion of any letter of credit shall not constitute Funded Debt of such Person and (b) any undrawn loan commitment or cash collateral deposit pursuant to the Limited

     Originator Recourse shall not constitute Funded Debt of the Borrower and its Subsidiaries.

          "Funding Office":  the office specified from time to time by the
           --------------
     Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP":  generally accepted accounting principles in the United States
           ----
     of America as in effect from time to time, except that for purposes of
     Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to
     Section 4.1(b), except that calculations made for purposes of determining compliance with Section 7.1 and for purposes of determining the Applicable Margin shall be made without giving effect to depreciation, amortization or other expenses to the extent recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
     Agreement to be executed and delivered by Holdings, Alliance Laundry Corporation, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any
     obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the
                                                 --------  -------
     term Guarantee Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case, in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of
     (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors":  the collective reference to Holdings, Alliance Laundry
           ----------
     Corporation and the Subsidiary Guarantors.

          "Hedge Agreements":  all interest rate or currency swaps, caps or
           ----------------
     collar agreements or similar arrangements or foreign exchange contracts entered into by the Borrower or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Holdings":  as defined in the Preamble to this Agreement.
           --------

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
     all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current accounts or trade payables and accrued expenses incurred in the ordinary course of such Person's business and excluding any such obligations arising under ERISA other than such obligations which must be satisfied within the succeeding twelve months) to the extent such obligations would appear as liabilities on a consolidated balance sheet of such Person prepared in accordance with GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
     (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) the face amount of all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities,
     (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above;

     (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (i) for the purposes of
     Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The amount of any Indebtedness under (x) clause (h) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien and (y) clause (i) shall be the net amount, including any net termination payments, required to be paid to a counterparty rather than the notional amount of the applicable Hedge Agreement.

          "Indemnified Liabilities":  as defined in Section 10.5.
           -----------------------

          "Indemnitee":  as defined in Section 10.5.
           ----------

          "Initial Receivables Facility":  as defined in Section 5.1(c).
           ----------------------------

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
     priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the first day
           ---------------------
     of each April, July, October and January to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line
     Loan), the date of any repayment or prepayment made in respect thereof.

          "Intercompany Distribution":  as defined in the recitals to this
           -------------------------
     Agreement.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
     period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending, (i) in the case of any such period ending on or prior to the date which is 30 days after the Closing Date, one week thereafter and (ii) in the case of any such period ending on or after the date which is 30 days after the Closing Date, one, two, three or six or (if available to all Lenders under the relevant
     Facility) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending, (i) in the case of any such period ending on or prior to the date which is 30 days after the Closing Date, ending one week thereafter and (ii) in the case of any such period ending on or after the date which is 30 days after the Closing Date, one, two, three or six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided
                                                                   --------
     that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) (A) any Interest Period with respect to any Revolving Credit Loan that would otherwise extend beyond the Scheduled Revolving Credit Termination Date shall end on the Revolving Credit Termination Date and (B) any Interest Period with respect to any Term Loan that would otherwise extend beyond the date final payment is due on the Term Loans shall end on such due date;


                   (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (iv) the Borrower shall select Interest Periods so as not to require a prepayment of any Eurodollar Loan during an Interest Period for such Loan in connection with any scheduled payment of principal with respect thereto.

          "Investments":  as defined in Section 7.8.
           -----------

          "Issuing Lender":  (a) any Lender designated as the "Issuing Lender"
           --------------
     in a written notice from the Administrative Agent and the Borrower to the Lenders and (b) any commercial bank reasonably acceptable to the Borrower which is designated as the "Issuing Lender" by the Administrative Agent and subject to a Master L/C Agreement with the Administrative Agent, in each case in its capacity as issuer of any Letter of Credit.

          "L/C Commitment":  $25,000,000.
           --------------

          "L/C Fee Payment Date":  the first day of each April, July, October
           --------------------
     and January and the last day of the Revolving Credit Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
     aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
     Credit Lenders.

          "Lenders":  as defined in the Preamble to this Agreement.
           -------

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, in each case, for the purpose of securing any obligation of any Person (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Limited Originator Recourse":  a reimbursement obligation of the
           ---------------------------
     Borrower or any of its Subsidiaries with respect to a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Entity under a Permitted Receivables Financing; provided,
                                                                    --------
     that the aggregate available amount of all such credit enhancements at any time shall not exceed 10.0% of the principal amount of such Indebtedness at such time.

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents the Notes
           --------------
     and the Applications.

          "Loan Parties":  Holdings, the Borrower, Alliance Laundry Corporation
           ------------
     and each Subsidiary of the Borrower which is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
     holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
     Lenders in respect of the Revolving Credit Facility.

          "Management Notes":  as defined in Section 7.6(b).
           ----------------

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies, taken as a whole, of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Subsidiary":  any Subsidiary of Holdings or the Borrower
           -------------------
     which has assets (valued at their fair market value) or annual revenues which are in excess of $2,500,000.



          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MergeCo":  as defined in the recitals to this Agreement.
           -------

          "Merger":  as defined in the recitals to this Agreement.
           ------

          "Merger Agreement":  as defined in the recitals to this Agreement.
           ----------------

          "Mortgaged Properties":  the real properties listed on Schedule 1.1B,
           --------------------
     as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages":  each of the mortgages and deeds of trust made by any
           ---------
     Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
     Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the sale or disposition of any non-cash consideration or otherwise, but only as and when received and excluding the portion of such deferred payment constituting interest) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary costs, fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of amounts deposited in escrow in connection therewith or reasonably expected to be paid as a result of any purchase price adjustment, indemnities or reserves related thereto (such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be so used) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans or capital contribution, the cash proceeds received from such issuance, incurrence or capital contribution, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.



          "Non-Excluded Taxes":  as defined in Section 2.20(a).
           ------------------



          "Non-U.S. Lender":  as defined in Section 2.20(d).
           ---------------



          "Notes":  the collective reference to any promissory note evidencing
           -----
     Loans.



          "Notes Receivable":  as to the Borrower or any of its Subsidiaries,
           ----------------
     any right to payment in respect of loans or finance leases made by the Borrower or such Subsidiary to its customers or users of the Borrower's or any Subsidiary's product or customers of distributors of such products in the ordinary course of business.



          "Obligations":  the unpaid principal of and interest on (including,
           -----------
     without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender, or any other document made, delivered or executed by any Loan Party in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.



          "Other Taxes":  any and all present or future stamp or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.



          "Participant":  as defined in Section 10.6(b).
           -----------



          "Payment Office":  the office specified from time to time by the
           --------------
     Administrative Agent as its payment office by notice to the Borrower and the Lenders.



          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Co-Investors":  (i) BRS, BCB Family Partners, L.P., NAZ
           ----------------------
     Family Partners, L.P., Paul D. Kaminski, Bruce C. Bruckmann, Donald J. Bruckmann, Harold O. Rosser, Stephen C. Sherrill, H. Virgil Sherrill, Nancy
     A. Zweng, John Rice Emunds, Susan Kaider, Marilena Tibrea, Walker C. Simmons, MLPF&S Custodian FBO Paul Kaminski, and BRS/RCL Investment Corp. or (ii) any Person or Persons which acquire the Capital Stock of Holdings owned by such Persons referred to in the preceding clause (i) on the Closing Date with the consent of Bain/RCL, and in the case of each of clauses (i) and (ii) above, any of their respective Related Parties and Control Investment Affiliates.



          "Permitted Expenditure Amounts":  at any date, the amount equal to (a)
           -----------------------------
     the sum of (i) all Designated Equity Amounts as of such date, (ii) any portion of the Excess Cash Flow of the Borrower for fiscal years completed since the Closing Date which was not required to be applied toward the prepayment of the Term Loan and the reduction of the Revolving Credit Commitments pursuant to the provisions of Section 2.12(c) and (iii) 50% of the aggregate Prepayment Amounts declined by the Term Loan Lenders pursuant to Section 2.18(d) as of such date minus (b) the aggregate amount of Expenditure Use Amounts as of such date.



          "Permitted Investors":  the collective reference to the Sponsor, the
           -------------------
     Bain Investors and their respective Related Parties and Control Investment Affiliates.



          "Permitted Receivables Financing":  (a) the Initial Receivables
           -------------------------------
     Facility, as the same may be amended, modified, changed or replaced from time to time and/or (b) any other off-balance sheet transaction providing for the sale of Receivables by the Borrower and its Subsidiaries to a Securitization Entity or any other Person (other than Holdings, the Borrower or any of their respective Subsidiaries) which transaction may include limited recourse to the Borrower and its Subsidiaries (not to exceed the Limited Originator Recourse) based on the collectability of the Receivables sold.



          "Person":  an individual, partnership, corporation, limited liability
           ------
     company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.



          "Plan":  at a particular time, any employee benefit plan which is
           ----
     covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.



          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------



          "Pro Forma Balance Sheet":  as defined in Section 4.1(a).
           -----------------------



          "Projections":  as defined in Section 6.2(c).
           -----------



          "Properties":  as defined in Section 4.17(a).
           ----------

          "Property":  any right or interest in or to property of any kind
           --------
     whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.



          "Raytheon":  as defined in the recitals to this Agreement.
           --------



          "Recapitalization":  as defined in the recitals to this Agreement.
           ----------------



          "Recapitalization Documents":  the collective reference to the Merger
           --------------------------
     Agreement and all other documents and agreements delivered in connection therewith on the Closing Date.



          "Receivables":  as to the Borrower or any of its Subsidiaries,
           -----------
     collectively, the Accounts Receivable and Notes Receivable of the Borrower or such Subsidiary, as the case may be.



          "Recovery Event":  any settlement of or payment in respect of any
           --------------
     property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries with a value in excess of $500,000.



          "Reference Lender":  Citibank, N.A. or its successor.
           ----------------



          "Refunded Swing Line Loans":  as defined in Section 2.7(b).
           -------------------------



          "Refunding Date":  as defined in Section 2.7(c).
           --------------



          "Register":  as defined in Section 10.6(d).
           --------



          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
     time.



          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
     reimburse the relevant Issuing Lender or the Administrative Agent, as the case may be, pursuant to Section 3.5 for amounts drawn under Letters of Credit.



          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
     Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.



          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
     which the Borrower has delivered a Reinvestment Notice.



          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
     Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary Guarantor) (in the case of any Asset Sale or Recovery Event relating to assets of the Borrower or a Subsidiary Guarantor) or any Subsidiary (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition or (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor or the Capital Stock of any such Subsidiary) Subsidiary Acquisition) useful in its business.



          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
     Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition or (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor or the Capital Stock of any such Subsidiary) Subsidiary Acquisition) useful in the Borrower's or any of its Subsidiaries' business.



          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
     Event, the earlier of (a) the date occurring six months after such Reinvestment Event (or (i) in the case of any Reinvestment Event arising out of any Asset Sale in connection with the Ripon Transition, the date occurring nine months after such Reinvestment Event, or (ii) in the case of any Reinvestment Event arising out of a casualty insurance claim where the Borrower or any of its Subsidiaries is rebuilding or restoring the property subject to such casualty, the date occurring twelve months after such Reinvestment Event) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition or (in the case of any Asset Sale or Recovery Event relating to assets of a Subsidiary which is not a Subsidiary Guarantor or the Capital Stock of any such Subsidiary) Subsidiary Acquisition) useful in the Borrower's or any of its Subsidiaries' business with all or any portion of the relevant Reinvestment Deferred Amount.



          "Related Party":  with respect to any Person, any stockholder,
           -------------
     officer, employee or partner of such Person and (a) trusts for the benefit of such Person or the spouses, issue, parents or other relatives of such Person, (b) entities controlling or controlled by such Person and (c) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person.



          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.



          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
     ERISA, other than those events as to which the notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. (S) 4043.



          "Required Lenders":  at any time, the holders of more than 50% of (a)
           ----------------
     until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
     respect of each Facility.



          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.



          "Responsible Officer":  the chief executive officer, president or
           -------------------
     chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.



          "Restricted Payments":  as defined in Section 7.6.
           -------------------



          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
     such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit (or guarantees by the Administrative Agent in respect of Letters of Credit issued by Issuing Lenders which are not Lenders), in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $75,000,000.



          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
     the Closing Date to the Revolving Credit Termination Date.



          "Revolving Credit Facility":  as defined in the definition of
           -------------------------
     "Facility" contained in this Section 1.1.
     ---------



          "Revolving Credit Lender":  each Lender which has a Revolving Credit
           -----------------------
     Commitment or which is the holder of Revolving Credit Loans.



          "Revolving Credit Loans":  as defined in Section 2.4.
           ----------------------



          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
     any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit of all the Revolving Credit Lenders then outstanding).



          "Revolving Credit Termination Date":  the Scheduled Revolving Credit
           ---------------------------------
     Termination Date.



          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
     at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving

     Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.



          "Ripon Transition":  collectively, (a) the establishment of the
           ----------------
     capability to manufacture small-chassis frontload washers and dryers at the manufacturing facility located in Ripon, Wisconsin and (b) the Disposition by the Borrower and its Subsidiaries of Property located at the Ripon facility on the Closing Date which is not intended to be used at the Ripon facility after the establishment of the manufacturing capability described in clause (a).



          "Sale/Leaseback Transaction":  as defined in Section 7.11.
           --------------------------



          "Scheduled Revolving Credit Termination Date":  the fifth anniversary
           -------------------------------------------
     of the Closing Date.



          "Securities Act":  the Securities Act of 1933, as amended.
           --------------



          "Securitization Documentation":  the collective reference to the
           ----------------------------
     documentation pursuant to which any Permitted Receivables Financing (including the Initial Receivables Facility) is established and maintained.



          "Securitization Entity":  as to the Borrower or any of its
           ---------------------
     Subsidiaries, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of purchasing or financing Receivables of the Borrower and/or its Subsidiaries pursuant to any Permitted Receivables Financing and that is designated as a "Securitization Entity" in a written notice delivered to the Administrative Agent by the Borrower (including Alliance Commercial Appliances Receivables LLC, Alliance Commercial Appliances Finance LLC and Alliance Laundry Receivables Warehouse, LLC) so long as (a) such corporation, partnership, trust, limited liability company or other entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to the relevant Permitted Receivables Financing, (b) neither the Borrower nor any Subsidiary issues or incurs any Indebtedness or Guarantee Obligations (other than Limited Originator Recourse) in respect of, or grants any Lien on any of its assets or properties to secure, any Indebtedness, liabilities or other obligations of such corporation, partnership, trust, limited liability company or other entity or otherwise relating to such Permitted Receivables Financing, (c) neither Holdings, the Borrower nor any of their respective Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at that time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (d) neither Holdings, the Borrower nor any of their respective Subsidiaries has any obligation to maintain such entity's financial condition or cause such entity to achieve certain levels of operating results.

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
     Collateral Agreement, the Mortgages and all other security documents hereafter delivered to and accepted by the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.



          "Seller Preferred Membership Interests":  as defined in the recitals
           -------------------------------------
     to this Agreement.



          "Seller Securities":  as defined in the recitals to this Agreement.
           -----------------



          "Senior Subordinated Note Indenture":  the indenture entered into by
           ----------------------------------
     the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes on the Closing Date, together with all instruments and other agreements entered into on the Closing Date by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in compliance with Section 7.9.



          "Senior Subordinated Notes":  the 9% Senior Subordinated Notes due
           -------------------------
     2008 issued pursuant to the Senior Subordinated Note Indenture and any senior subordinated notes having the same terms and conditions as such Senior Subordinated Notes issued in exchange for such Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture, as the same may be amended, supplemented or otherwise modified from time to time in compliance with Section 7.9.



          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.



          "Solvent":  when used with respect to any Person, means that, as of
           -------
     any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the "present fair saleable value" (as determined in accordance with applicable federal and state laws governing determination of the insolvency of debtors) of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or
     (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured, and (iii) the Borrower may assume, so long as no Default or Event of Default shall have occurred and be continuing at the time such assumption is made, that all or a portion of the outstanding Term Loans or Indebtedness permitted under Section 7.2(f) will be refinanced at the maturity thereof.



          "Specified Change of Control":  a "Change of Control" as defined in
           ---------------------------
     the Senior Subordinated Note Indenture.



          "Sponsor":  Bain Capital, Inc.
           -------



          "Subordinated Seller Notes":  as defined in the recitals to this
           -------------------------
     Agreement.



          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
     liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, (a) all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (b) except as otherwise expressly provided herein, for purposes of this Agreement, (i) no Securitization Entity shall be a Subsidiary of the Borrower or Holdings and (ii) ALSA shall not be a Subsidiary of the Borrower or Holdings unless the Administrative Agent and the Borrower shall otherwise agree.



          "Subsidiary Acquisition": any Investment (other than an Acquisition)
           ----------------------
     which results in the creation or acquisition of a Subsidiary.



          "Subsidiary Guarantor":  each Subsidiary of the Borrower other than
           --------------------
     any Excluded Subsidiary.



          "Swing Line Commitment":  the obligation of the Swing Line Lender to
           ---------------------
     make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.



          "Swing Line Lender":  General Electric Capital Corporation, in its
           -----------------
     capacity as the lender of Swing Line Loans.



          "Swing Line Loans":  as defined in Section 2.6.
           ----------------



          "Swing Line Participation Amount":  as defined in Section 2.7(c).
           -------------------------------



          "Syndication Agent":  as defined in the Preamble to this Agreement.
           -----------------



          "Tax Refund":  as defined in Section 2.20(f).
           ----------



          "Term Loan":  as defined in Section 2.1.
           ---------



          "Term Loan Commitment":  as to each Term Loan Lender, the obligation
           --------------------
     of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Loan Commitments is $200,000,000.



          "Term Loan Facility":  as defined in the definition of "Facility"
           ------------------
     contained in this Section 1.1.



          "Term Loan Lender":  each Lender which has a Term Loan Commitment or
           ----------------
     which is the holder of a Term Loan.



          "Term Loan Percentage":  as to any Lender at any time, the percentage
           --------------------
     which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding); provided, that solely for purposes of calculating the
                        --------
     amount of each installment of Term Loans (other than the last installment) payable to a Term Loan Lender pursuant to Section 2.3, such Term Loan Lender's Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Loan Lender's Term Loans which shall have been declined by such Term Loan Lender (or, in the case of any Term Loan Lender which shall have acquired its Term Loans by assignment from another Person, by such other Person).



          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
     amount of the Revolving Credit Commitments then in effect.



          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
     amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.



          "Transferee":  as defined in Section 10.14.
           ----------



          "Type":  as to any Loan, its nature as a Base Rate Loan or a
           ----
     Eurodollar Loan.



          "UCC Filing Collateral":  Collateral (other than fixtures) as to which
           ---------------------
     filing financing statements under the Uniform Commercial Code of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.



          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
     Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.



          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
     the Capital Stock of which (other than directors' qualifying shares required by law and/or other nominal amounts of shares or other equity interests required by law to be held other than by such Person) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor that is
           ---------------------------------
     a Wholly Owned Subsidiary of Holdings or the Borrower.



          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.



          (b) As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.



          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.



          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.



                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS



          2.1  Term Loan Commitments.  Subject to the terms and conditions
               ---------------------
hereof each Term Loan Lender severally agrees to make a term loan (each, a "Term
                                                                            ----
Loan") to the Borrower on the Closing Date in an amount equal to the amount of
----
the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.



          2.2  Procedure for Term Loan Borrowing.  The Borrower shall give the
               ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Closing
Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan with an Interest Period longer than one week prior to the date which is 30 days after the Closing Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall transfer to the account of the Borrower specified by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

          2.3  Repayment of Term Loans.   The Borrower shall pay to the
               -----------------------
Administrative Agent, for the account of the Term Loan Lenders, the principal amount of the Term Loans in twenty consecutive quarterly installments payable on the last day of March, June, September and December of each year, commencing on September 30, 2000, each of which shall be in an amount equal to the amount set forth below opposite such installment (and, upon receipt thereof, the Administrative Agent will distribute to each Term Loan Lender its Term Loan Percentage of each such payment):



           Installment         Principal Amount
           -----------         ----------------



           1-12             $250,000 per installment

           13-16          10,000,000 per installment

           17-20          39,250,000 per installment



          2.4  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to
                         ----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no
                                                               --------
Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.



          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.



          2.5  Procedure for Revolving Credit Borrowing.   The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the
                                       --------
Administrative Agent irrevocable notice (which notice may be given by telephone, promptly confirmed by telecopy) (which notice must be received by the Administrative Agent prior to 3:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the account to which the proceeds of such Loans should be transferred and (iv) in the case of Eurodollar Loans, the respective length of the initial Interest Periods therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be converted into or continued as a Eurodollar Loan with an Interest Period longer than one week prior to the date which is 30 days after the Closing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, at least $250,000 (or, if the then aggregate Available Revolving Credit Commitments are less than $250,000, such lesser amount) and (y) in the case of Eurodollar

Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof;
provided, that (A) the Swing Line Lender may request, on behalf of the Borrower,
--------
borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7 and (B) borrowings of Base Rate Loans contemplated under Section 3.5 shall not be subject to the requirements of this sentence. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each
                                                    --- ----
borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made immediately available on such day to the Borrower by the Administrative Agent transferring to the account of the Borrower specified by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.



          2.6  Swing Line Commitment.  (a)  Subject to the terms and conditions
               ---------------------
hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans

("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal
------------------                    --------
amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.



          (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.



          2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line
               -----------------------------------------------------------
Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:30 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed, (ii) the account to which such amount should be transferred and (iii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in a minimum amount equal to $50,000. Not later than 4:30 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date by transferring such proceeds to the account of the Borrower specified by the Borrower on such Borrowing Date in immediately available funds.

          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice to the Administrative Agent given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby severally agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay
 -------------------------
the Swing Line Lender. Upon receipt of any such notice from the Swing Line Lender, the Administrative Agent shall promptly notify the Revolving Credit Lenders thereof. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.



          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in
      --------------
the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving
             -------------------------------
Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate
                                            -----
principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.



          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not
                         --- ----
sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the
      --------  -------
Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.



          (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 2.5 or 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this

Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.



          2.8  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby
               ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Term Loan Lender or the Swing Line Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of the Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to
Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.



          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.



          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.



          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrower therein recorded (absent manifest error); provided,
                                                                      --------
however, that the failure of any Lender or the Administrative Agent to maintain
-------
the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.



          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Term Loan, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.



          2.9  Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment

Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first day of each April, July, October and January of each year, commencing on the first of such dates to occur after the date hereof and on the Revolving Credit Termination Date.



          (b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.



          (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.



          2.10  Termination or Reduction of Revolving Credit Commitments.  The
                --------------------------------------------------------
Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided
                                                                        --------
that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.



          2.11  Optional Prepayments.  The Borrower may at any time and from
                --------------------
time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent prior to 12:00 Noon, New York City time, at least three Business Days prior thereto in the case of Eurodollar Loans or prior to 12:00 Noon, New York City time, at least one Business Day prior thereto in the case of Base Rate Loans (other than Swing Line Loans) or prior to 12:00 Noon, New York City time, on the date of such prepayment in the case of Swing Line Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other
                 --------
than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts then due and owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in a minimum principal amount of $250,000. Partial prepayments of Swing Line Loans shall be in a minimum principal amount of $50,000.



          2.12  Mandatory Prepayments and Commitment Reductions.  (a)  Unless
               -----------------------------------------------
the Required Prepayment Lenders shall otherwise agree and without prejudice to
Section 7.2, if any Indebtedness is incurred by Holdings, the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section
7.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).



          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof within five Business Days thereafter, 100% of such Net Cash Proceeds shall be applied on such fifth Business Day toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided, that,
                                                              --------
notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales (other than Asset Sales in connection with the Ripon Transition) that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower, (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d) and (iii) for purposes of this
Section 2.12(b), the Net Cash Proceeds of any Asset Sale pursuant to Section 7.5(k) shall be equal to the lesser of (A) the amount of such Net Cash Proceeds and (B) the aggregate amount of Investments made by Holdings, the Borrower or any of their respective Subsidiaries in the relevant Foreign Subsidiary after the Closing Date and, in no event, shall the Net Cash Proceeds of all Asset Sales in respect of the Capital Stock of any Foreign Subsidiary for purposes of this Section 2.12(b) exceed the aggregate amount of Investments made by Holdings, the Borrower and their respective Subsidiaries in such Foreign Subsidiary after the Closing Date.



          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending on or about December 31, 1999, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash
                                                                 -----------
Flow Application Date") no later than five Business Days after the earlier of
---------------------
(i) the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.



          (d) Subject to Section 2.18, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans and, second, to reduce
         -----                                           ------
permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of
                           --------
Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made first to Base Rate Loans and second to

Eurodollar Loans (in a manner, to the extent practicable and permitted hereunder, which minimizes amounts payable under Section 2.21 as a result of such prepayment). Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.



          (e) Any prepayment of Loans and/or reduction of Commitments pursuant to this Section, and the rights of the Lenders in respect thereof, are subject to the provisions of Section 2.18.



          2.13  Conversion and Continuation Options. (a)  Subject to
                -----------------------------------
Sections 2.2 and 2.5, the Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility
                  --------
may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.



          (b) Subject to Sections 2.2 and 2.5, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular
                             --------
Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower
                                       --------  -------
shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.



          2.14  Minimum Amounts and Maximum Number of Eurodollar Tranches.
                ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the minimum principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than one Eurodollar Tranche shall be outstanding at any time prior to the day which is 30 days after the Closing Date and no more than eight Eurodollar Tranches shall be outstanding at any one time thereafter.

          2.15  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
                --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.



          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.



          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%
                                                                        ----
or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a
                                               ----
portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall (to the extent permitted by applicable law) bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not
                  ----
relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to
                                    ----
clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).



          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.



          2.16  Computation of Interest and Fees.  (a)  Interest, fees and
                --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.



          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).



          2.17  Inability to Determine Interest Rate.  If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate in accordance with the terms thereof for such Interest Period, or



          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans. The Administrative Agent shall withdraw (i) any such notice pursuant to clause (a) above if the Administrative Agent determines that the relevant circumstances have ceased to exist and (ii) any such notice pursuant to clause (b) above upon receipt of notice from the Majority Facility Lenders in respect of the relevant Facility that the relevant circumstances described in such clause (b) have ceased to exist.



          2.18  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving
     --- ----
Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts
                                 --- ----
then due and owing to the Lenders.



          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata
                                                                     --- ----
according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (except as otherwise provided in Section 2.18(d)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, pro rata based upon
                                                          --- ----
the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.



          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the
--- ----
Revolving Credit Loans then held by the Revolving Credit Lenders.

          (d) Notwithstanding anything to the contrary in Section 2.12 or this Section, after the aggregate principal amount of the Term Loans has been reduced to $150,000,000, each Term Loan Lender may, at its option, decline all or any portion of any mandatory prepayment applicable to the Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in
Section 2.12 that is allocated to the Term Loans (such amounts, the "Prepayment
                                                                     ----------
Amount") the Borrower will, in lieu of applying such amount to the prepayment of
------
Term Loans as provided in Section 2.12(d), on the date specified in Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) of the aggregate amount required to be applied to prepay Term Loans and requesting that the Administrative Agent prepare and provide to each Term Loan Lender a notice (each, a "Prepayment Option Notice") as described
                                         ------------------------
below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit H and shall include an offer by the Borrower to prepay on the date (each a "Prepayment
                                                                ----------
Date") that is 10 Business Days after the date of the Prepayment Option Notice, the Term Loan of such Term Loan Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term Loans. On the Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Lenders have accepted full or partial prepayment as described above (such Lenders, the "Accepting Lenders") as notified by the Administrative Agent to the
              -----------------
Borrower, and such amount shall be applied to reduce the Prepayment Amounts, as applicable, with respect to each Accepting Lender, (ii) the Revolving Credit Commitments shall be reduced by an amount equal to 50% of the portion of the Prepayment Amount not accepted by the Term Loan Lenders (and, such reduction shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and
--------
Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent) and (iii) the Borrower shall be entitled to retain the remaining 50% of the portion of the Prepayment Amount not accepted by the Lenders.



          (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.



          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be presumed correct in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on the Business Day following the date of demand, from the Borrower.



          (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- ----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.



          2.19  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:



               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income or profits of such Lender);



               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, within 10 days of its demand therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event in reasonable detail by reason of which it has become so entitled.



          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the basis therefor, the Borrower shall pay to such Lender within 10 days after receipt of such request such additional amount or amounts as will compensate such Lender for such reduction.



          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19 or Section 2.21, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, provided that no Lender shall be entitled to
                                 --------
claim any such additional amount with respect to the period which is more than 180 days prior to the delivery of such notice. A certificate as to any additional amounts payable pursuant to this Section 2.19 or Section 2.21 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be presumptively correct in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.



          2.20  Taxes.  (a)  Except as otherwise provided herein, all payments
                -----
made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely and directly from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld
               ------------------
from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the
                                                     --------  -------
Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender or Participant at the time the Lender or Participant becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to
Section 2.20(a).



          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.



          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.



          (d) Each Lender (or Transferee) that is not a United States Person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver
                                               ---------------
to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents, together with any other certificate or statement of exemption required under the Codes or Regulations issued thereunder. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.



          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.



          (f) If the Administrative Agent or any Lender receives a refund or otherwise would have received a refund but for the offset of the amount of such refund against the Lender's Non-Excluded Taxes ("Tax Refund"), which in the good
                                                 ----------
faith judgment of such Lender is allocable to Non-Excluded Taxes paid by the Borrower, it shall promptly pay such Tax Refund to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund, provided, however, that the Borrower agrees to promptly return such Tax Refund
--------  -------
to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such Tax Refund but only if such repayment is required because the initial Tax Refund was permitted in error.



          2.21  Indemnity.  The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense (other than any loss of Applicable Margin) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be presumptively correct in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.22  Illegality.  Notwithstanding any other provision herein, if the
                ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.



          2.23  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20(a).



          2.24  Replacement of Lenders under Certain Circumstances.  The
               --------------------------------------------------
Borrower shall be permitted to (a) replace any Lender which (i) defaults in its obligation to make Loans hereunder, (ii) is not required to make Eurodollar Loans pursuant to Section 2.22 or (iii) in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in Section 10.1 where such amendment, modification, supplement or waiver has been approved by the Required Lenders (and, if applicable, the Required Prepayment Lenders and/or Majority Facility Lenders) in accordance with such Section, fails to consent to any such proposed action and (b) replace or remove any Lender which requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 and, if the Borrower elects to remove such Lender, terminate such Lender's Revolving Credit Commitment hereunder; provided that (A) (i) such replacement or removal, as the
                      --------
case may be, does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement or removal, as the case may be, (iii) prior to any such replacement or removal, as the case may be, pursuant to clause (b) above such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20, (iv) the Borrower shall be liable to such replaced or removed Lender under Section 2.21 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto and (v) any such replacement or removal, as the case may be, shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced or removed Lender, (B) in the case of replacement of a Lender under this Section 2.24, (i) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent,
(iii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that no registration and processing fee referred to therein shall be required to be paid in connection therewith), and
(iv) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, (C) if the Borrower elects to remove a Lender under clause (b) of this
Section 2.24 and if such Lender has any Loans outstanding at such time, the consent of the Administrative Agent and the Required Lenders shall be required to terminate such Lender's Revolving Credit Commitment and (D) in the case of replacement of a non-consenting Lender under clause (a)(iii) of this Section 2.24, the Borrower shall replace such Lender within 60 days of such Lender's failure to consent to the proposed action.



                         SECTION 3.  LETTERS OF CREDIT



          3.1  L/C Commitment.  (a)  Subject to the terms and conditions hereof,
               --------------
(i) each Issuing Lender which is a Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any
                    -----------------
Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender and (ii) in the event no Issuing Lender is a Lender, the Administrative Agent, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to cause Letters of Credit to be issued by an Issuing Lender for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to nor
                --------
shall any Issuing Lender issue any Letter of Credit and the Administrative Agent shall not have any obligation to and shall not cause any Letter of Credit to be issued if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided
                                                                        --------
that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).



          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.



          (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. The Administrative Agent shall not at any time be obligated to cause any Letter of Credit to be issued hereunder if such issuance would conflict with, or cause the Administrative Agent, such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.



          3.2  Procedure for Issuance of Letter of Credit.  The Borrower may
               ------------------------------------------
from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein an Application therefor, completed to the satisfaction of the relevant Issuing Lender and the Administrative Agent, and such other certificates, documents and other papers and information as the Issuing Lender or the Administrative Agent may request. In the case of any Letter of Credit to be issued by an Issuing Lender which is a Lender, upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. In the case of any Letter of Credit not to be issued by an Issuing Lender which is a Lender, upon receipt of any Application, the Administrative Agent shall cause such Issuing Lender to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and to promptly issue the Letter of Credit requested thereby (but in no event shall the Administrative Agent be required to cause such Issuing Lender to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Administrative Agent and the Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount and expiration date thereof).



          3.3  Fees and Other Charges.  (a)  The Borrower will pay a fee on the
               ----------------------
undrawn face amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, (i) in the case of any Letter of Credit issued by an Issuing Lender which is a Lender, the Borrower shall pay to such Issuing Lender for its own account a fronting fee on the undrawn face amount of all outstanding Letters of Credit issued by such Issuing Lender at a rate per annum of 0.25%, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date and (ii) in the case of any Letter of Credit issued by an Issuing Lender which is not a Lender, the Borrower shall pay to the Administrative Agent for its own account a fronting fee on the undrawn face amount of all outstanding Letters of Credit issued by such Issuing Lender which is not a Lender at a rate per annum to be agreed by the Administrative Agent and the Borrower payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.



          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal, reasonable and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.



          3.4  L/C Participations.  (a)  (i) In the case of Letters of Credit
               ------------------
issued by an Issuing Lender which is a Lender, such Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each such Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.



          (ii) In the case of Letters of Credit issued by an Issuing Lender which is not a Lender, the Administrative Agent irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Administrative Agent to cause such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Administrative Agent, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Administrative Agent's obligations and rights under each such Letter of Credit issued hereunder and the amount of each payment made by the Administrative Agent in respect of any draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Administrative Agent that, if the Administrative Agent makes a payment in respect of a draft paid under any such Letter of Credit for which the Administrative Agent is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand at the Administrative Agent's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such payment, or any part thereof, which is not so reimbursed.



          (b) If any amount required to be paid by any L/C Participant pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the relevant Issuing Lender or the Administrative Agent, as the case may be, under any Letter of Credit is paid to the relevant Issuing Lender or the Administrative Agent, as the case may be, within three Business Days after the date such payment is due (provided that demand for payment is received prior to 2:00 P.M., New York City time), such L/C Participant shall pay to the relevant Issuing Lender or the Administrative Agent, as the case may be, on demand an amount equal to the product of (i) such amount, times (ii the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (ii a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender or the Administrative Agent, as the case may be, by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender or the Administrative Agent, as the case may be, shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the relevant Issuing Lender or the Administrative Agent submitted to any L/C

Participant with respect to any amounts owing under this Section shall be presumed correct in the absence of manifest error.



          (c) Whenever, at any time after an Issuing Lender or the Administrative Agent has made payment under or in respect of any Letter of Credit and has received from any L/C Participant its pro rata share of such
                                                     --- ----
payment in accordance with Section 3.4(a), such Issuing Lender or the Administrative Agent receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the relevant Issuing Lender or the Administrative Agent, as the case may be), or any payment of interest on account thereof, such Issuing Lender or the Administrative Agent, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in
                            --- ----                --------  -------
the event that any such payment received by such Issuing Lender or the Administrative Agent shall be required to be returned by such Issuing Lender or the Administrative Agent, as the case may be, such L/C Participant shall return to such Issuing Lender or the Administrative Agent, as the case may be, the portion thereof previously distributed by such Issuing Lender or the Administrative Agent, as the case may be, to it.



          3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees,
               ----------------------------------------
in accordance with the terms of the provisions of this Section, to reimburse (a) in the case of any Letter of Credit issued by an Issuing Lender which is a Lender, such Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment and (b) in the case of any Letter of Credit issued by an Issuing Lender which is not a Lender, the Administrative Agent for the amount of any payment made by the Administrative Agent in respect of any drawing under any such Letter of Credit. Each such payment shall be made to the relevant Issuing Lender or the Administrative Agent, as the case may be, at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. If any draft shall be presented for payment under any Letter of Credit, (a) in the case of any Letter of Credit issued by an Issuing Lender which is a Lender, such Issuing Lender shall promptly notify the Borrower of the date and amount thereof and (b) in the case of any Letter of Credit issued by an Issuing Lender which is not a Lender, the Administrative Agent shall promptly notify the Borrower of the date and amount thereof. If the relevant Issuing Lender or the Administrative Agent, as the case may be, notifies the Borrower prior to 12:00 Noon, New York City time, on any Business Day, of any drawing under any Letter of Credit, the Borrower shall reimburse such Issuing Lender or the Administrative Agent, as the case may be, pursuant to this Section with respect to such drawing on the next Business Day. If the relevant Issuing Lender or the Administrative Agent, as the case may be, notifies the Borrower after 12:00 Noon, New York City time, on any Business Day of any drawing under any Letter of Credit, the Borrower shall reimburse such Issuing Lender or the Administrative Agent, as the case may be, pursuant to this Section with respect to such drawing on the second succeeding Business Day. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date of the related drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of such drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c).
Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section
2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.



          3.6  Obligations Absolute.  Except as otherwise provided in this
               --------------------
Section, the Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender, the Administrative Agent, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lenders and the Administrative Agent that the Issuing Lenders and the Administrative Agent shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lenders and the Administrative Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the relevant Issuing Lender or the Administrative Agent, as the case may be. The Borrower agrees that any action taken or omitted by the Issuing Lenders and the Administrative Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lenders or the Administrative Agent to the Borrower.



          3.7  Letter of Credit Payments.  The responsibility of the Issuing
               -------------------------
Lenders to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.



          3.8  Applications.  To the extent that any provision of any
               ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.



                   SECTION 4.  REPRESENTATIONS AND WARRANTIES



          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:



          4.1  Financial Condition.  (a)  The unaudited pro forma consolidated
               -------------------                      --- -----
balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies
                                             -----------------------
of which have heretofore been furnished to
each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Recapitalization, including the Loans to be made and the Senior Subordinated Notes and Seller Securities to be issued on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information reasonably available to Holdings and the Borrower as of the date of delivery thereof and on good faith estimates and assumptions believed to be reasonable at the time made, and presents fairly in all material respects on a pro forma basis the estimated financial position of
                           --- -----
the Borrower and its consolidated Subsidiaries as at December 31, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.



          (b) The audited combined statements of assets, liabilities and parent company investment of the Commercial Laundry Business of Raytheon as at December 31, 1996 and December 31, 1997, and the related combined statements of income, of parent company investment and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Coopers & Lybrand L.L.P., present fairly in all material respects the combined financial condition of the Commercial Laundry Business of Raytheon as at such date, and the combined results of its operations and its combined cash flows for the respective fiscal years then ended. The unaudited combined statement of assets, liabilities and parent company investment of the Commercial Laundry Business of Raytheon as at March 31, 1998, and the related unaudited combined statements of income, of parent company investment and cash flows for the three-month period ended on such date, present fairly in all material respects the combined financial condition of the Commercial Laundry Business of Raytheon as at such date, and the combined results of its operations and its combined cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and for the absence of certain notes thereto). As of the Closing Date after giving effect to the Recapitalization, Holdings, the Borrower and its Subsidiaries own substantially all of the assets used in connection with the conduct of the Commercial Laundry Business of Raytheon prior to the Closing Date. Except as set forth on Schedule 4.1(b), as of the Closing Date, Holdings, the Borrower and their respective Subsidiaries do not have any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph but which would in accordance with GAAP be so reflected in a consolidated balance sheet of the Borrower as of the Closing Date.



          4.2  No Change.  Since December 31, 1997 there has been no development
               ---------
or event which has had or could reasonably be expected to have a Material Adverse Effect (it being understood that the consummation of the Recapitalization on the Closing Date shall not constitute or be deemed to have a Material Adverse Effect). As of the Closing Date, there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the Recapitalization.



          4.3  Existence; Compliance with Law.  Each of Holdings, the Borrower
               ------------------------------
and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and/or in good standing could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.



          4.4  Power; Authorization; Enforceable Obligations.  Each Loan Party
               ---------------------------------------------
has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization or the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4 or 8.2 to the Merger Agreement, which consents, authorizations, filings and notices have been obtained or made and (except as otherwise disclosed on such Schedule) are in full force and effect, (ii) other consents required in connection with the Recapitalization, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, (iii) the filings referred to in Section 4.19 and (iv) consents, authorizations, filings and notices required after the Closing Date in the ordinary course of business which have been obtained or made and are in full force and effect.
Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).



          4.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.



          4.6  No Material Litigation.  Except as disclosed on Schedule 4.6, no
               ----------------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of their respective Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or (b) which could reasonably be expected to have a Material Adverse Effect.



          4.7  No Default.  Neither Holdings, the Borrower nor any of their
               ----------
respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.



          4.8  Ownership of Property; Liens.  Each of Holdings, the Borrower and
               ----------------------------
their respective Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other Property material to the conduct of its Business, and none of such Property is subject to any Lien except as permitted by Section 7.3.



          4.9  Intellectual Property.  Holdings, the Borrower and each of their
               ---------------------
respective Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except for any failure to so own or license Intellectual Property which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person against Holdings, the Borrower or any of their respective Subsidiaries challenging or questioning the use of any Intellectual Property by Holdings, the Borrower or any of their respective Subsidiaries or the validity or effectiveness of any Intellectual Property used by Holdings, the Borrower or any of their respective Subsidiaries, except for any claims which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by Holdings, the Borrower and their respective Subsidiaries does not infringe on the rights of any Person in any material respect and in any manner which could reasonably be expected to have a Material Adverse Effect.



          4.10  Taxes.  Each of Holdings, the Borrower and each of their
                -----
respective Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all material taxes shown to be due and payable on said returns prior to the date penalties or interest attach thereto or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be); no tax Lien has been filed which is not permitted under Section 7.3, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.



          4.11  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under or Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

          4.12  Labor Matters.  There are no strikes or other labor disputes
                -------------
against Holdings, the Borrower or any of their respective Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of their respective Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.



          4.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.



          4.14  Investment Company Act; Other Regulations.  No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.



          4.15  Subsidiaries.  The Subsidiaries listed on Schedule 4.15
                ------------
constitute all the Subsidiaries of Holdings and the Borrower at the date hereof.



          4.16  Use of Proceeds.  The proceeds of the Term Loans shall be used
                ---------------
to finance the Recapitalization and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used to finance a portion of the Recapitalization and to pay related fees and expenses and for general corporate and working capital purposes.



           4.17  Environmental Matters.  Except as set forth on Schedule 4.17:
                 ---------------------

          (a) The facilities and properties owned, leased or operated by Holdings, the Borrower or any of their respective Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts
 ----------
or concentrations or under circumstances which (i) constitute a violation of, or
(ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.



          (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws,except for any failures to comply which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of their respective Subsidiaries (the "Business") which could reasonably be expected to result in a
                   --------
Material Adverse Effect. Neither Holdings, the Borrower nor any of their respective Subsidiaries has assumed any liability of any other Person under Environmental Laws which could reasonably be expected to have a Material Adverse Effect.



          (c) Neither Holdings, the Borrower nor any of their respective Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that constitute a breach of any other representation contained in this Section 4.17.



          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.



          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings or the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any of their respective Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.



          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any of their respective Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.



          4.18  Accuracy of Information, etc.  Subject to the next succeeding
                ----------------------------
sentence and to the qualification provided therein, no statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading. The projections and pro forma financial information
                                              --- -----
contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.



          4.19  Security Documents.  (a)  The Guarantee and Collateral Agreement
                ------------------
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, together with proper endorsements executed in blank and, in the case of the UCC Filing Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on
Schedule 4.19(a), the Guarantee and Collateral Agreement shall, except as otherwise provided therein, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person other than Liens permitted under Section 7.3 (except
Section 7.3(j)).



          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than Liens permitted under Section 7.3 (except Section 7.3(j)).

          4.20  Solvency.  The Loan Parties are, and after giving effect to the
                --------
Recapitalization and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.



          4.21  Senior Indebtedness.  The Obligations, and the obligations of
                -------------------
each Subsidiary Guarantor under the Guarantee and Collateral Agreement, constitute "Senior Debt" and "Designated Senior Debt" of the Borrower, in each case under and as defined in the Senior Subordinated Note Indenture. No Indebtedness (other than the Obligations owing by the Borrower under the Loan Documents) has been designated as "Designated Senior Debt" under the Senior Subordinated Note Indenture.



          4.22  Regulation H.  No Mortgage, other than Mortgages for which the
                ------------
Borrower has delivered notice to the Administrative Agent, encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.



          4.23  Year 2000 Compliance.  To the best knowledge of Holdings and the
                --------------------
Borrower, any requirements for upgrade or replacement projects to permit the proper functioning of such computer and management information systems after the year 2000 could not reasonably be expected to result in a Material Adverse Effect.



  SECTION 5.   CONDITIONS PRECEDENT



          5.1  Conditions to Initial Extension of Credit.  The agreement of each
               -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to May 15, 1998 and prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:



          (a)  Loan Documents.  The Syndication Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto, and (iv) to the extent requested on or prior to the Closing Date, for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.



          (b)  Recapitalization.  The Recapitalization shall have been or shall
               ----------------
     be concurrently consummated for aggregate consideration not exceeding $358,000,000 pursuant to and in accordance with the Merger Agreement (subject to adjustment as provided in the Merger Agreement (as in effect on the date hereof)), and no representation or other material provision thereof shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Agents. Without limiting the foregoing, the following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

               (i) Bain/RCL and its affiliates and other investors shall have contributed at least $45,250,000 in cash common equity to MergeCo;



               (ii) Holdings shall have transferred as a capital contribution all of its assets and liabilities to the Borrower;



               (iii) the Merger shall have been consummated in accordance with applicable law;



               (iv) the Borrower shall have received the net proceeds from the issuance by the Borrower and Alliance Laundry Corporation of at least $110,000,000 in aggregate principal amount of Senior Subordinated Notes; and



               (v) pursuant to the Merger, (1) the limited liability company interests owned by Raytheon prior to the Merger shall have been converted into (A) the right to receive $339,500,000 in cash (subject to adjustment as provided in the Merger Agreement (as in effect on the date hereof)), which will be financed in part with the proceeds of the Intercompany Distribution, (B) common limited liability company interests of Holdings, as the surviving entity of the Merger, with a value of approximately $3,500,000, (C) Subordinated Seller Notes in an aggregate principal amount of $9,000,000 and (D) Seller Preferred Membership Interests having an aggregate liquidation preference of $6,000,000 and (2) the limited liability company interests in MergeCo shall be converted into membership interests of Holdings, as the surviving entity in the Merger, with a value of $47,100,000 and representing 93% of the outstanding common limited liability company interests in Holdings following the Merger.



          (c)  Accounts Receivables and Notes Receivable Financing.  The Agents
               ---------------------------------------------------
     and the Lenders shall have received evidence reasonably satisfactory to them that the Borrower shall have established a $250,000,000 non-recourse off-balance sheet receivables purchase and equipment financing facility (as the same may be amended, modified or changed from time to time, the "Initial Receivables Facility") on terms and conditions satisfactory to the
     -----------------------------
     Agents and the Lenders. Without limiting the foregoing, the Initial Receivables Facility shall have a term of at least five years.



          (d)  Pro Forma Balance Sheet; Financial Statements.  The Lenders shall
               ---------------------------------------------
     have received (i) the Pro Forma Balance Sheet, (ii) audited combined financial statements of the Commercial Laundry Business of Raytheon for the 1996 and 1997 fiscal years and (iii) interim combined financial statements of the Commercial Laundry Business of Raytheon for the three-month period ended on or about March 31, 1998, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Commercial Laundry Business of Raytheon, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.



          (e)  Approvals.  All governmental and third party approvals (including
               ---------
     landlords' and other consents) necessary in connection with the Recapitalization, the continuing operations of Holdings, the Borrower and their respective Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing contemplated hereby.



          (f)  Related Agreements.  The Syndication Agent shall have received
               ------------------
     (in a form reasonably satisfactory to the Syndication Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by Holdings, of the Merger Agreement and such other documents or instruments as may be reasonably requested by the Syndication Agent, including, without limitation, a copy of the Senior Subordinated Note Indenture and any other debt instrument, security agreement or other material contract to which any Loan Party may be a party.



          (g)  Fees.  The Lenders, the Syndication Agent, the Arranger and the
               ----
     Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.



          (h)  Business Plan.  The Lenders shall have received a satisfactory
               -------------
     business plan for fiscal years 1998-2006 and a satisfactory written analysis of the business and prospects of the Holdings and its Subsidiaries for the period from the Closing Date through the final maturity of the Term Loans, and any differences between such information and corresponding information provided in writing to the Syndication Agent previously shall be satisfactory to the Syndication Agent in all material respects.



          (i)  Solvency Certificate.  The Lenders shall have received a solvency
               --------------------
     certificate from the chief financial officer of Holdings which shall document the solvency of Holdings and its Subsidiaries considered as a whole and of the Borrower and its Subsidiaries considered as a whole after giving effect to the Recapitalization and the transactions contemplated hereby and shall otherwise be in form and substance satisfactory to the Lenders.



          (j)  Lien Searches.  The Syndication Agent shall have received the
               -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of Holdings or its Subsidiaries except for liens permitted by Section 7.3 or liens to be discharged prior to the Closing Date pursuant to documentation satisfactory in form and substance to the Syndication Agent.



          (k)  Environmental Condition.  The Arranger and the Syndication Agent
               -----------------------
     shall be satisfied with the environmental condition of the real properties of Holdings and its Subsidiaries.



          (l)  Expenses.  The Syndication Agent shall have received satisfactory
               --------
     evidence that the aggregate fees and expenses incurred and to be incurred by Holdings, the

    Borrower and their respective Subsidiaries in connection with the Recapitalization and the financing thereof shall not exceed $22,500,000.



          (m)  Closing Certificate.  The Syndication Agent shall have received,
               -------------------
     with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.



          (n)  Legal Opinions.  The Agents shall have received the following
               --------------
     executed legal opinions:



               (i) the legal opinion of Kirkland & Ellis, counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F; and



               (ii) the legal opinion of Logan, Martin & Ratliff,Sorenson Law Offices and Foley & Lardner and of such other special and local counsel as may be required by the Syndication Agent.


          Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.



          (o)  Pledged Stock; Stock Power; Pledged Notes.  The Syndication Agent
               -----------------------------------------
     shall have received on behalf of the Administrative Agent (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, provided that, the Borrower shall have 90
                                     --------
     days after the Closing Date to deliver the certificates representing the pledged Capital Stock of ALSA to the Administrative Agent, and (ii) each promissory note pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Syndication Agent) by the pledgor thereof.



          (p)  Filings, Registrations and Recordings.  Each document (including,
               -------------------------------------
     without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Syndication Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation and shall have been delivered to the Syndication Agent.



          (q)  Title Insurance; Flood Insurance. (i)  If requested by the
               --------------------------------
     Syndication Agent, the Syndication Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the "Title Insurance Company") shall have received, maps or plats of an as-
      -----------------------
     built survey of the sites of the Mortgaged Properties certified to the Agents and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Syndication Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Syndication Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.



          (ii) The Syndication Agent (on behalf of the Administrative Agent) shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Syndication Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Agents may reasonably request and (G) be issued by title insurance companies satisfactory to the Syndication Agent (including any such title insurance companies acting as co-insurers or reinsurers, at the option of the Syndication Agent). The Syndication Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.



          (iii) If requested by the Syndication Agent, the Syndication Agent (on behalf of the Administrative Agent) shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and is otherwise in form and substance satisfactory to the Syndication Agent and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.



          (iv) To the extent requested, the Syndication Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause
     (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

          (r)  Availability.  The aggregate principal amount of Revolving Credit
               ------------
     Loans outstanding on the Closing Date shall not exceed $5,000,000 after giving effect to the Recapitalization and the consummation of the other transactions contemplated hereby.



          (s)  Insurance.  The Syndication Agent (on behalf of the
               ---------
     Administrative Agent) shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.



          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:



          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.



          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.



Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.



                       SECTION 6.  AFFIRMATIVE COVENANTS



          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit (which has not been cash collateralized in the manner described in the final paragraph of
Section 8) remains outstanding or any Loan or other amount is owing (including, without limitation, accrued interest and fees) to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of their respective Subsidiaries to:



          6.1  Financial Statements.  Furnish to the Administrative Agent (for
               --------------------
distribution to the Lenders) and to the Syndication Agent:



          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending on or about December 31, 1998), a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case (commencing with the balance sheet and related statements of income and of cash flows with respect to the fiscal year ending on or about December 31, 1999) in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse L.L.P. or other independent certified public accountants of nationally recognized standing;



          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (commencing with the fiscal quarter ending on or about September 30, 1998), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth (commencing with the balance sheet and related statements of income and of cash flows with respect to the fiscal quarter ending on or about September 30, 1999) in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes); and



          (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), commencing with the fiscal month ending on or about October 31, 1998, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth (commencing with the balance sheet and related statements of income and of cash flows with respect to the month ending on or about October 31, 1999) in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes);



all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).



          6.2  Certificates; Other Information.  Furnish to the Administrative
               -------------------------------
Agent (with copies for each Lender) and to the Syndication Agent or, in the case of clause (h), to the relevant Lender:



          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.1, except as specified in such certificate;



          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by Holdings, the Borrower and their respective Subsidiaries with the provisions of this

     Agreement referred to therein (including, without limitation, Section 7.1) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);



          (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow, projected changes in financial position and projected income) and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year which are delivered to the Board of Managers of Holdings for its review (collectively, the

     "Projections"), which Projections shall in each case be accompanied by a
     ------------
     certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions at the time made in light of the circumstances then existing and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;



          (d) within 45 days after the end of each fiscal quarter of the Borrower during any period in which the Borrower is not required to file periodic reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year when comparisons are required under Section 6.1;



          (e) no later than 10 Business Days prior to the proposed effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture, the Seller Securities or the Recapitalization Documents which is prohibited by Section 7.9 or 7.16 (and the effectiveness of any such proposed amendment, supplement, waiver or other modification shall be conditioned upon the receipt of any necessary consent thereto required under this Agreement);



          (f) within five days after the same are sent, copies of all financial statements and reports (including reports on Form 10-K, 10-Q and 8-K) which Holdings or the Borrower sends generally to the holders of any class of its debt securities or public equity securities and, promptly after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;



          (g) promptly upon receipt thereof, copies of any management or other similar letters received from the accountants performing the audit of the financial statements pursuant to Section 6.1(a); and

          (h) promptly, such additional financial and other information concerning Holdings, the Borrower or any of their respective Subsidiaries as any Lender may from time to time reasonably request.



          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be, or (b) the failure to so pay, discharge or otherwise satisfy any such obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.



          6.4  Conduct of Business and Maintenance of Existence, etc.  1  (a)
               ------------------------------------------------------
(i) Preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and1 (b) comply with all Contractual Obligations (other than in respect of Indebtedness) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.



          6.5  Maintenance of Property; Insurance.  (a)  Keep all material
               ----------------------------------
tangible Property useful and necessary in its business in good working order and condition, ordinary wear and tear and damage occurring as a result of a casualty event excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.



          6.6  Inspection of Property; Books and Records; Discussions.  (a)
               ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, at its own expense, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and their respective Subsidiaries with officers and employees of Holdings, the Borrower and their respective Subsidiaries and, in the presence of a Responsible Officer, with its independent certified public accountants, provided that all such visits and inspections shall be coordinated
             --------
through the Administrative Agent.



           6.7  Notices.  Promptly give notice to the Administrative Agent and
                -------
each Lender of:



          (a)  the occurrence of any Default or Event of Default;

          (b) any litigation, investigation or proceeding which may exist at any time affecting Holdings, the Borrower or any of their respective Subsidiaries, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;



          (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof unless any such event could not, individually or together with all such other events, result in any liability to the Borrower or any Commonly Controlled Entity which could reasonably be expected to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;



          (d) each consent, amendment or waiver requested under the Merger Agreement on or prior to the Closing Date; and



          (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.



Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.



          6.8  Environmental Laws.  (a)  Comply with, and ensure compliance in
               ------------------
all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.



          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except for, in each case, such failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.



          6.9  Interest Rate Protection.  In the case of the Borrower, within
               ------------------------
180 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that 33% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Agents.

          6.10  Additional Collateral, etc.  (a)  With respect to any Property
                --------------------------
acquired after the Closing Date by Holdings, the Borrower or any other Guarantor (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g), 7.3(k), 7.3(n), 7.3(p), 7.3(q), 7.3(r), 7.3(v) or 7.3(w) to the extent the terms of the agreements with respect to such Liens prohibit the granting of a Lien for the benefit of the Lenders on such Property) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property (subject to Liens permitted under Section 7.3 (except Section 7.3(j)), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.



          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by Holdings, the Borrower or any other Guarantor (other than any such real property subject to a Lien expressly permitted by Section 7.3(g) or 7.3(k)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property (subject to Liens permitted under Section 7.3 (except Section 7.3(j))),
(ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate, and (y) any consents or estoppels reasonably deemed necessary by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.



          (c) With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), by Holdings, the Borrower or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of their respective Domestic Subsidiaries (subject to Liens permitted under Section 7.3 (except Section 7.3(j))), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (subject to Liens permitted under Section 7.3 (except Section

7.3(j))), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.



          (d) With respect to any new Excluded Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of their respective Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of their respective Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary in the opinion of the Administrative Agent, to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.



          6.11  Further Assurances.  (a)  In the case of the Borrower, from time
                ------------------
to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.



                         SECTION 7.  NEGATIVE COVENANTS



          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit (which has not been cash collateralized in the manner described in the final paragraph of
Section 8) remains outstanding or any Loan or other amount (including, without limitation, accrued interest and fees) is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

           7.1  Financial Condition Covenants.
                -----------------------------



          (a)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage
               ---------------------------
Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:



                                         Consolidated

              Fiscal Quarter Ending On or About    Leverage Ratio
              ---------------------------------    --------------


               September 30, 1998                   6.50 to 1.00

               December 31, 1998                    6.50 to 1.00

               March 31, 1999                       6.50 to 1.00

               June 30, 1999                        6.50 to 1.00

               September 30, 1999                   6.50 to 1.00

               December 31, 1999                    6.50 to 1.00

               March 31, 2000                       7.00 to 1.00

               June 30, 2000                        7.10 to 1.00

               September 30, 2000                   7.00 to 1.00

               December 31, 2000                    6.40 to 1.00

               March 31, 2001                       6.40 to 1.00

               June 30, 2001                        6.40 to 1.00

               September 30, 2001                   6.40 to 1.00

               December 31, 2001                    6.00 to 1.00

               March 31, 2002                       6.00 to 1.00

               June 30, 2002                        6.00 to 1.00

               September 30, 2002                   6.00 to 1.00

               December 31, 2002                    5.25 to 1.00

               March 31, 2003                       5.25 to 1.00

               June 30, 2003                        5.25 to 1.00

               September 30, 2003                   5.25 to 1.00

               December 31, 2003                    4.25 to 1.00

               March 31, 2004                       4.25 to 1.00

               June 30, 2004                        4.25 to 1.00

               September 30, 2004                   4.25 to 1.00

               December 31, 2004 and each Fiscal

                 Quarter thereafter                 3.10 to 1.00


          (b)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                    Consolidated Interest
             Fiscal Quarter Ending On or About       Coverage Ratio
             ---------------------------------      ---------------------

               September 30, 1998                   1.60 to 1.00

               December 31, 1998                    1.60 to 1.00

               March 31, 1999                       1.60 to 1.00

               June 30, 1999                        1.60 to 1.00

               September 30, 1999                   1.60 to 1.00

               December 31, 1999                    1.60 to 1.00

               March 31, 2000                       1.50 to 1.00

               June 30, 2000                        1.45 to 1.00

               September 30, 2000                   1.45 to 1.00

               December 31, 2000                    1.60 to 1.00

               March 31, 2001                       1.60 to 1.00

               June 30, 2001                        1.60 to 1.00

               September 30, 2001                   1.60 to 1.00

               December 31, 2001                    1.70 to 1.00

               March 31, 2002                       1.70 to 1.00

               June 30, 2002                        1.70 to 1.00

               September 30, 2002                   1.70 to 1.00

               December 31, 2002                    1.90 to 1.00

               March 31, 2003                       1.90 to 1.00

               June 30, 2003                        1.90 to 1.00

               September 30, 2003                   1.90 to 1.00

               December 31, 2003                    2.30 to 1.00

               March 31, 2004                       2.30 to 1.00

               June 30, 2004                        2.30 to 1.00

               September 30, 2004                   2.30 to 1.00

               December 31, 2004 and each Fiscal

                 Quarter thereafter                 3.00 to 1.00

; provided, that for the purposes of determining the ratio described above for
  --------
the fiscal quarters of the Borrower ending on or about September 30, 1998, December 31, 1998 and March 31, 1999, Consolidated Cash Interest Expense for the relevant period shall be deemed to equal Consolidated Cash Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4,
                                                                -------------
2 and 4/3, respectively.



           7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
                --------------------------
exist any Indebtedness, except:



          (a) Indebtedness of any Loan Party pursuant to any Loan Document (including Indebtedness in respect of Loans and Letters of Credit);



          (b)  Indebtedness of the Borrower to any Subsidiary and, subject to
     Section 7.8(i) in the case of Indebtedness of a Subsidiary that is not a Subsidiary Guarantor, of any Subsidiary to the Borrower or any other Subsidiary;

          (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;



          (d)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(d);



          (e) subject to Section 7.8(i) in the case of Guarantee Obligations in respect of obligations of Subsidiaries that are not Subsidiary Guarantors, Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations (other than Indebtedness) of the Borrower or any Subsidiary;



          (f) (i) Indebtedness of the Borrower and Alliance Laundry Corporation in respect of (A) the Senior Subordinated Notes in an aggregate principal amount not to exceed $110,000,000 or (B) any other senior subordinated notes issued to refinance the Senior Subordinated Notes having substantially the same terms and conditions as the Senior Subordinated Notes (except that the final maturity thereof shall be longer than the final maturity of the Senior Subordinated Notes) and in an aggregate principal amount not to exceed $110,000,000 and (ii) Guarantee Obligations of Holdings or any Subsidiary Guarantor in respect of such Indebtedness;

     provided that any Indebtedness permitted under clause (i)(B) and any such
     --------
     Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower and Alliance Laundry Corporation in respect of the Senior Subordinated Notes;



          (g) Indebtedness of Holdings in respect of the Intercompany Distribution in an aggregate principal amount, together with dividends and distributions paid to Holdings pursuant to Section 7.6(d), not to exceed $269,500,000 plus the amount of any purchase price adjustment required to be paid by Holdings pursuant to the Merger Agreement (as in effect on the date hereof);



          (h) Indebtedness of Holdings in respect of the Subordinated Seller Notes (or any subordinated notes issued to refinance the Subordinated Seller Notes having substantially the same terms and conditions as the Subordinated Seller Notes (except that the final maturity thereof shall be longer than the final maturity of the Subordinated Seller Notes)) in an initial principal amount not to exceed $9,000,000 plus the amount of interest on such Subordinated Seller Notes paid in-kind or through accretion or capitalization;



          (i) Indebtedness of the Borrower or any of its Subsidiaries arising out of any Sale/Leaseback Transaction permitted under Section 7.11 in an aggregate amount not to exceed $2,500,000;



          (j) (i) Indebtedness of a Person which becomes a Subsidiary after the Closing Date pursuant to an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i), (ii) Indebtedness secured by Liens permitted under
     Section 7.3(k) and (iii) Indebtedness of a Person assumed by the Borrower or any Subsidiary Guarantor pursuant to a merger of such Person with and into the Borrower or such Subsidiary Guarantor pursuant to an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i), provided that,
                                                               --------
     (A) such Indebtedness was not incurred or created in connection with or in anticipation of the relevant Acquisition or Subsidiary Acquisition and (B) no Default or Event of Default would result therefrom;



          (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such
                                                            --------
     Indebtedness is extinguished within two Business Days of notice to the Borrower or the relevant Subsidiary of its incurrence;



          (l)  Indebtedness of Holdings in respect of Management Notes;



          (m) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees or other similar obligations arising in the ordinary course of business, provided that no such bond or
                                                 --------
     similar obligation is provided to secure the repayment of other
     Indebtedness;



          (n) Indebtedness arising out of purchase price adjustments and customary indemnifications by the Borrower or any of its Subsidiaries in connection with the Recapitalization or any Acquisition or Subsidiary Acquisition permitted under Section 7.8;



          (o) Indebtedness of the Borrower or any of its Subsidiaries in respect of industrial revenue bonds issued to finance the expansion of the facility located in Madisonville, Kentucky, provided that the aggregate
                                                 --------
     principal amount of such Indebtedness does not exceed $10,000,000;



          (p) (i) Indebtedness of any Foreign Subsidiary incurred to finance the working capital requirements of such Foreign Subsidiary in an amount not to exceed the sum of 90% of such Foreign Subsidiary's Accounts Receivable and 60% of such Foreign Subsidiary's inventory and (ii) other Indebtedness of Foreign Subsidiaries not to exceed $2,500,000 in the aggregate at any one time outstanding;



          (q)  additional Indebtedness not otherwise permitted under this
     Section 7.2 provided that the aggregate outstanding principal amount of
                 --------
     such Indebtedness does not exceed $10,000,000 prior to the completion of the Ripon Transition and $20,000,000 at any time thereafter;



          (r) Indebtedness of Holdings in respect of any Restricted Payment made to it and permitted pursuant to Section 7.6 to the extent such Restricted Payment is recharacterized as a loan instead of a distribution;



          (s) Indebtedness incurred by the Borrower or any Subsidiary Guarantor to finance any Acquisition or Subsidiary Acquisition permitted under
     Section 7.8(i) in an aggregate principal amount not to exceed the excess of
     (x) $35,000,000 over (y) the aggregate amount of all Indebtedness assumed by the Borrower and the Subsidiary Guarantors (including any Acquired Persons) in connection with all such Acquisitions and Subsidiary Acquisitions consummated in reliance upon clause (i)(A)(x) of the proviso to such Section, provided that, (i) if any Consolidated Senior Debt is
                      --------
     incurred in connection with any such Acquisition, after giving effect to such Indebtedness and the related Acquisitions or Subsidiary Acquisitions on a pro forma basis as if such Indebtedness had been incurred and such Acquisitions or Subsidiary Acquisitions had occurred on the first day of the most recent period of four consecutive quarters of the Borrower, the Consolidated Senior Debt Leverage Ratio on the last day of such period would not have been greater than 3.75 to 1.0 and the Borrower would have been in compliance with the covenants set forth in Section 7.1 on such date and (ii) after giving effect to such Indebtedness and the related Acquisitions or Subsidiary Acquisitions, no Default or Event of Default shall have occurred and be continuing;



          (t) (i) Indebtedness of the Borrower or any Subsidiary Guarantor consisting of Guarantee Obligations in respect of any Indebtedness of the Borrower or any Subsidiary Guarantor incurred pursuant to paragraphs (c),
     (i), (j), (m), (n), (o), (q), (s) or (u) of this Section, (ii) Indebtedness of any Subsidiary (other than a Subsidiary Guarantor) consisting of Guarantee Obligations of any Indebtedness of the Borrower or any other Subsidiary of any of the Borrower or any other Subsidiary and (iii) subject to Section 7.8(i), any Indebtedness of the Borrower or Subsidiary Guarantor consisting of Guarantee Obligations in respect of Indebtedness of any Subsidiary (other than a Subsidiary Guarantor);



          (u) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;



          (v) In connection with Permitted Receivables Financings, Limited Originator Recourse; and



          (w) subject to Section 7.3(f), any renewals, extensions, refundings or refinancings of any Indebtedness permitted under paragraphs (c), (d),
     (k) and (p) of this Section, provided that the principal amount of such
                                  --------
     Indebtedness is not increased pursuant to any such renewal, extension, refunding or refinancing;

provided, however, that no Indebtedness of Holdings, the Borrower or any of
--------  -------
their respective Subsidiaries (other than Indebtedness under this Agreement) shall be designated as "Designated Senior Debt" or shall be "Senior Credit Facilities" under and as defined in the Senior Subordinated Note Indenture without the prior written consent of the Agents and the Required Lenders.


          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its Property, whether now owned or hereafter acquired, except for:


          (a) Liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect
                              --------
     thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;



          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business, and Liens imposed by law, in each case which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;



          (d) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;



          (e) easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;



          (f) (i) Liens in existence on the date hereof listed on Schedule 7.3(d), securing Indebtedness permitted by Section 7.2(d) and (ii) Liens securing Indebtedness permitted under Section 7.2(s), provided that no such
                                                           --------
     Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;



          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition, repair or improvement of fixed or capital assets (including any interest or title of a lessor under any Capital Lease Obligation) and real property;

     provided that (i) such Liens shall be created within 180 days after the
     --------
     acquisition of such fixed or capital assets or real property, as the case may be, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;



          (h)  Liens created pursuant to this Agreement and the Security
     Documents;



          (i) Liens arising from judgments or decrees which do not result in an Event of Default under Section 8(h);



          (j) Liens securing Indebtedness of Foreign Subsidiaries permitted to be incurred pursuant to Section 7.2(p), so long as any such Lien attaches only to the assets of the respective Foreign Subsidiary that has incurred such Indebtedness;



          (k) Liens on any assets of a Person which becomes a Subsidiary after the date hereof pursuant to an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i) and Liens on fixed assets otherwise acquired pursuant to any such Acquisition or Subsidiary Acquisition, provided that
                                                                 --------
     (i) such Liens existed at the time such Person became a Subsidiary or such assets were acquired, as the case may be, and were not created in anticipation of the acquisition, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary or such assets were acquired, as the case may be, which were not covered immediately prior thereto and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary or such assets are acquired, as the case may be;



          (l) all building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority now or hereafter enacted;



          (m) Liens on the Property financed with the proceeds of the Indebtedness permitted by Section 7.2(o) to secure such Indebtedness;



          (n) Liens securing reimbursement of obligations in respect of (i) documentary letters of credit, provided that such Liens cover only the
                                    --------
     documents, the goods covered thereby and the proceeds thereof and (ii) bankers' acceptances created in respect of drawings under such letters of credit, provided that such Liens cover only the specific goods financed
             --------
     under such letter of credit and the proceeds thereof;



          (o) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;



          (p) Liens encumbering customary initial deposits in respect of commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;



          (q) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiary Guarantors in connection with any letter of intent or purchase agreement entered into by it in connection with an Acquisition or Subsidiary Acquisition permitted under Section 7.8(i);



          (r) Liens on assets sold pursuant to Sale/Leaseback Transactions permitted under Section 7.11;



          (s) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,500,000 at any one time;



          (t) Liens on goods in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of such goods;



          (u) Liens securing obligations (other than Indebtedness) under operating, reciprocal easements or similar agreements entered into in the ordinary course of business by the Borrower and its Subsidiaries which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;



          (v) Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Permitted Receivables Financing;

          (w) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; and



          (x) Liens filed for the purpose of perfecting the ownership interests of a purchaser of Receivables, equipment loans and related assets pursuant to any Permitted Receivables Financing.



          7.4  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:



          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation) or with or into any Subsidiary (provided that, if
                                                            --------
     any Subsidiary party to such merger or consolidation is a Subsidiary Guarantor, the surviving entity shall also be a Subsidiary Guarantor);



          (b) (i) the Borrower may Dispose of any or all of its assets (including the Capital Stock of any Subsidiary) to any Subsidiary Guarantor which, after giving effect to such Disposition, is and remains a Material Subsidiary or, subject to Section 7.8(i), any other Subsidiary and (ii) any Subsidiary may Dispose of any or all of its assets (including Capital Stock of any other Subsidiary) (upon voluntary liquidation, dissolution or otherwise) to the Borrower or any other Subsidiary, provided that if any
                                                         --------
     such Subsidiary Disposing of any or all of its assets to a Subsidiary is a Subsidiary Guarantor, the Subsidiary to which such assets are sold or transferred must also be a Subsidiary Guarantor;



          (c)  the Merger shall be permitted;



          (d) the Borrower or any Subsidiary may merge with or consolidate with any Person in connection with any Acquisition or Subsidiary Acquisition permitted hereunder, provided that (i) (A) if the Borrower is a party
                          --------
     thereto, the Borrower is the surviving entity of such merger or consolidation and (B) if a Subsidiary Guarantor is a party thereto, the surviving entity of such merger or consolidation is a Subsidiary Guarantor and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and



          (e)  Dispositions permitted under Section 7.5.



          7.5  Limitation on Disposition of Property.  Dispose of any of its
               -------------------------------------
Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:



          (a) the Disposition of obsolete, worn out or surplus property in the ordinary course of business;



          (b) the sale or lease of inventory or equipment in the ordinary course of business;

          (c) the sale or discount, in each case without recourse, of Accounts Receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof to the extent not transferred in connection with any Permitted Receivables Financing;



          (d) the sale or exchange of specific items of equipment for replacement items of equipment in the ordinary course of business which are the functional equivalent of the item of equipment so exchanged;



          (e)  Dispositions permitted by Section 7.4(a) or (b);



          (f) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or of the Borrower to Holdings or (i) in the case of a Wholly Owned Subsidiary, to the Subsidiary which owns the remainder of such Subsidiary's Capital Stock and (ii) in the case of a Subsidiary that is not a Wholly Owned Subsidiary, pro rata to the holders of the Capital Stock of
                                --- ----
     such Subsidiary;



          (g) the Disposition of other assets having a fair market value not to exceed $500,000 in the aggregate for any fiscal year of the Borrower;



          (h)  any Disposition or Recovery Event, provided, that (i) the
                                                  --------
     requirements of Section 2.12(b) are complied with in connection therewith and (ii) the aggregate amount of all such Dispositions in any fiscal year of the Borrower shall not exceed $5,000,000;



          (i) Dispositions of assets sold pursuant to a Sale/Leaseback Transaction permitted under Section 7.11;



          (j) Dispositions of non-core assets acquired pursuant to Acquisitions or Subsidiary Acquisitions permitted under Section 7.8(i);



          (k) Dispositions of all or any portion of the Capital Stock or assets of any Foreign Subsidiary;



          (l) Dispositions (i) in connection with the Ripon Transition and (ii) of the Capital Stock of, or all or any portion of the assets of, ALSA;



          (m) Dispositions by Holdings to the Borrower pursuant to the Capital Contribution;



          (n) sales and transfers of Receivables, equipment loans and related assets (including contract rights) by the Borrower and its Subsidiaries (including the Securitization Entities) in connection with the Initial Receivables Facility or any other Permitted Receivables Financing pursuant to the applicable Securitization Documentation, provided, that (i) the
                                                     --------
     principal amount of cash and the purchase money notes received as consideration in any such sale or transfer (when aggregated with the cash and purchase money notes received as consideration upon all such other sales of Receivables, equipment loans and related assets during the ninety days preceding such sale or transfer) is at least equal to 75% of the aggregate face amount of all Receivables so sold or transferred on such day and during the ninety preceding days, (ii) the Borrower and its Subsidiaries may only receive such purchase money notes to the extent such purchase money notes are issuable pursuant to the Securitization Documentation for the Initial Receivables Facility as in effect on the date hereof and (iii) in the event that an "Event of Default" occurs in respect of the Borrower under Section 8(k) of the Loan and Security Agreement, dated as of May 5, 1998, among Alliance Laundry Receivables Warehouse LLC, the financial institutions party thereto as lenders, and Lehman Commercial Paper Inc., as agent for such lenders, or any successor or similar provision in any other Securitization Documentation with respect to any Permitted Receivables Financing, the consideration for any such sale or transfer during the continuation of any such Event of Default shall include cash at least equal to 75% of the face amount of any Receivable sold pursuant to any such sale or transfer unless otherwise approved by the Administrative Agent;



          (o)  Restricted Payments permitted under Section 7.6;



          (p) leases and licenses of real or personal property (including Intellectual Property) in the ordinary course of business;



          (q) Dispositions of all or any portion of the Capital Stock or assets of any Subsidiary (other than a Material Subsidiary);



          (r) sales of equipment loans on a non-recourse basis to a third parties in an amount equal to at least 75% of the fair market value thereof;



          (s) the sale of Accounts Receivable pursuant to arrangements customary to the industry; and



          (t) Dispositions of (i) Cash Equivalents and (ii) Investments (other than Acquisitions);



provided, however, that to the extent that any of the foregoing constitute an
--------  -------
Asset Sale, at least 75% of the consideration received in connection with such Asset Sale shall consist of cash, Cash Equivalents, Capital Stock of a Subsidiary or fixed assets used or useful in the business of the Borrower and its Subsidiaries.



          7.6  Limitation on Restricted Payments.  Declare or pay any dividend
               ---------------------------------
(other than dividends payable solely in similar Capital Stock of the Person making such dividend or by increasing the liquidation preference of any such Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings (including, without limitation, the Seller Preferred Membership Interests), the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:
                -------------------



          (a) any Subsidiary may make Restricted Payments to the holders of its Capital Stock ratably in accordance with their respective ownership interests;

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends or distributions to Holdings to permit Holdings to (i) (A) purchase Holdings' Capital Stock or options to purchase Capital Stock from present or former officers or employees of Holdings, the Borrower or any of their respective Subsidiaries upon the death, disability or termination of employment of such officer or employee or (B) make payments on promissory notes ("Management Notes") issued by
                                                ----------------
     Holdings to any such officers or employees of Holdings, the Borrower or any of their respective Subsidiaries to finance the purchase of Capital Stock or options to purchase Capital Stock upon the death, disability or termination of employment of any such officer or employee, provided, that
                                                                --------
     the aggregate amount of payments (not including the forgiveness of any Indebtedness described in Section 7.8(o)) under this clause (i) subsequent to the date hereof (net of any proceeds received by Holdings subsequent to the date hereof in connection with resales of any Capital Stock or options to purchase Capital Stock so purchased) shall not exceed $1,000,000 during the first year after the Closing Date, $2,000,000 during the second year after the Closing Date or $5,000,000 in the aggregate subsequent to the Closing Date; provided, that Holdings shall also be permitted to make such
                   --------
     purchases with the Net Cash Proceeds to Holdings or the Borrower from any "key-man" life insurance policies received after the Closing Date, (ii) pay fees, expenses and other amounts to the Sponsor and its Control Investment Affiliates expressly permitted by Section 7.10 and (iii) to pay directors' fees and expenses and indemnity obligations;



          (c) the Borrower may pay dividends or distributions to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $1,500,000 in any fiscal year and
     (ii) pay any taxes which are due and payable by Holdings and the Borrower as part of a consolidated group;



          (d) dividends or distributions paid by the Borrower to Holdings pursuant to the Intercompany Distribution in an aggregate amount, together with the aggregate principal amount of Indebtedness incurred pursuant to
     Section 7.2(g), not to exceed $269,500,000 plus the amount of any purchase price adjustment required to be paid by Holdings pursuant to the Merger Agreement (as in effect on the date hereof);



          (e) Restricted Payments by Holdings pursuant to the Recapitalization shall be permitted;



          (f) cash distributions by the Borrower to Holdings and by Holdings to the holders of its Capital Stock to enable such holders to make tax payments resulting from the net income of the Borrower and its Subsidiaries in any fiscal year (including the tax distributions contemplated by Article IV of the limited liability company agreement of the Borrower as in effect on the date hereof), provided that prior to the making of each such
                          --------
     distribution, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the highest federal, state and local tax rates applicable to such holders (after giving effect to deductions for such state and local taxes applicable thereto);



          (g) cash distributions by the Borrower to Holdings, to enable Holdings to make payments under the Transition Services Agreement, dated as of May 5, 1998, between

     Raytheon and Holdings (as in effect on the date hereof) in connection with the Recapitalization; and



          (h) repurchases of Capital Stock deemed to occur as a result of the surrender of such Capital Stock for cancellation in connection with the exercise of stock options.



          7.7  Limitation on Capital Expenditures.  Make or commit to make any
               ----------------------------------
Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business in any fiscal year of the Borrower set forth below not exceeding the amount set forth below opposite such fiscal year:


               Fiscal Year                  Amount
              -------------                --------

                  1998                   $17,500,000

                  1999                   $25,000,000

                  2000 and thereafter    $15,000,000


; provided, that (i) up to 50% of any such amount referred to above (without
  --------
giving effect to any additional Capital Expenditures permitted during such fiscal year pursuant to clause (ii) below), if not so expended in the fiscal year for which it is permitted (as to such fiscal year, the "CapEx Carryforward
                                                             ------------------
Amount"), may be carried over for expenditure in the next succeeding fiscal
------
year, (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for
                                  -----
such fiscal year as provided above and, second, in respect of amounts carried
                                        ------
over from the prior fiscal year pursuant to subclause (i) above, (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount, (c) Capital Expenditures in any fiscal year made with the then unused Permitted Expenditure Amounts and (d) Capital Expenditures attributable to all or a portion of the cost of Acquisitions and Subsidiary Acquisitions permitted under
Section 7.8.



          7.8  Limitation on Investments.  Make any advance, loan, extension of
               -------------------------
credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:
                                         -----------



          (a) extensions of trade credit in the ordinary course of business, including Accounts Receivable;



          (b)  investments in cash and Cash Equivalents;



          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e) ;



          (d) loans and advances to employees of Holdings, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and Subsidiaries of the Borrower not to exceed $500,000 at any one time outstanding;

          (e) Investments by Holdings in the Borrower and the Subsidiary Guarantors, including Investments in respect of the Intercompany Distribution;



          (f)  Investments existing on the date hereof and listed on Schedule
     7.8;



          (g) Investments in assets useful in the Borrower's or its Subsidiaries' business (including through Acquisitions or Subsidiary Acquisitions) made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;



          (h) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor;



          (i) Acquisitions and other Investments by the Borrower and the Subsidiary Guarantors (other than Alliance Laundry Corporation) (including, without limitation, Investments by the Borrower and the Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors), provided
                                                                     --------
     that (i) (A) the aggregate consideration (including assumed Indebtedness, but excluding consideration in the form of Capital Stock of Holdings) for all such Acquisitions after the Closing Date shall not exceed the sum of
     (x) $30,000,000 and (y) the then unused Permitted Expenditure Amount at such time, (B) if any Consolidated Senior Debt is incurred in connection with any such Acquisition after giving effect to such Acquisition on a pro forma basis as if such Acquisition has occurred on the first day of the most recent period of four consecutive fiscal quarters, the Consolidated Senior Debt Leverage Ratio on the last day of such period would not have been greater than 3.75 to 1.0, (C) prior to the consummation of any such Acquisition, the Administrative Agent shall have received a certificate of a Responsible Officer setting forth the calculations required to determine compliance with clauses (A) and (B) above and certifying that the conditions set forth in this Section 7.8(i) have been satisfied and (D) no Default or Event of Default shall have then occurred and be continuing or would result therefrom and (ii) after giving effect to any such Investment (other than an Acquisition), the aggregate outstanding or unreturned amount (including the aggregate consideration (including assumed Indebtedness) for all Subsidiary Acquisitions, but excluding any consideration in the form of Capital Stock of Holdings) of all such Investments (other than Acquisitions) (including Investments in the nature of sales and transfers of assets for less than fair market value and Guarantee Obligations pursuant to Section 7.2(e) or 7.2(t)) made subsequent to the Closing Date shall not exceed the sum of (A) $5,000,000, (B) an amount equal to the excess of (x) the Designated Equity Amounts as of the date of such Investment over (y) the then unused Permitted Expenditure Amounts based upon such Designated Equity Amounts, (C) the Net Cash Proceeds from any Disposition pursuant to Section 7.5(l)(ii) (other than any net Cash Proceeds applied to prepay Loans) and (D) any other cash received on any such Investments, provided, further, that the conversion of any
                       --------  -------
     Indebtedness owed to the Borrower or any Subsidiary by any Subsidiary that is not a Subsidiary Guarantor into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Borrower or such Subsidiary for purposes of clause (ii) of the limitation contained in the immediately preceding proviso;

          (j) Investments received in connection with the collection of Accounts Receivable in the ordinary course of business and Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;



          (k) Investments received in connection with any Asset Sale or other Disposition permitted hereunder;



          (l) loans and advances (including in respect of Notes Receivable) to suppliers and customers or users of the Borrower or any Subsidiary's products or customers of distributors of such products in the ordinary course of business consistent with past practice;



          (m) Investments resulting from the contribution or transfer of the Capital Stock or assets of ALSA to a joint venture entered into by the Borrower after the Closing Date;



          (n) Investments by the Borrower or any of its Subsidiaries arising out of sales and transfers of Receivables, equipment loans and related assets pursuant to Section 7.5(n);



          (o) loans and advances to members of management of Holdings in an aggregate amount not to exceed $2,000,000 plus payment-in-kind interest at any time outstanding in connection with the acquisition of Capital Stock of Holdings by such members of management on the Closing Date pursuant to the Recapitalization;



          (p)  Investments in ALSA not to exceed $1,000,000 in the aggregate;



          (q)  Investments in respect of the purchase money notes described in
     Section 7.5(n);



          (r)  Investments (i) arising out of any repurchase pursuant to Section
     7.9 of Senior Subordinated Notes or other Indebtedness permitted under
     Section 7.2(f) or (ii) any repurchase of Indebtedness in connection with the refinancing thereof to the extent permitted under Section 7.2;



          (s) Investments by Subsidiaries which are not Subsidiary Guarantors in the Borrower or any other Subsidiary; and



          (t)  Investments arising out of the Limited Originator Recourse.



          7.9  Limitation on Optional Payments and Modifications of Debt
               ---------------------------------------------------------
Instruments.  (a) Make or offer to make any optional or voluntary payment,
-----------
prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)) or the Subordinated Seller Notes (or any other Indebtedness permitted under Section 7.2(h)) (except for the exchange of the
9% Senior Subordinated Note Due 2008 for senior subordinated notes having substantially the same terms and conditions contemplated under the Senior Subordinated Note Indenture or for the refinancing of the Senior Subordinated Notes and Subordinated Seller Notes in accordance with Section 7.2(f)
or 7.2(h), as the case may be), provided that, so long as no Default or Event
                                --------
of Default shall have occurred and by continuing or would result therefrom, the Borrower may repurchase or redeem Senior Subordinated Notes in an aggregate principal amount not to exceed an amount equal to the excess of (x) 50% of the aggregate Prepayment Amounts declined by the Term Loan Lenders pursuant to
Section 2.18(d) as of the date of such repurchase or redemption over (y) the then unused Permitted Expenditure Amounts based upon such Prepayment Amounts,
(b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)) or the Subordinated Seller Notes (or any other Indebtedness permitted under Section 7.2(h)) (other than any such amendment, modification, waiver or other change which (i) (A) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (B) does not involve the payment of a consent fee or
(ii) is not adverse in any respect to the interests of the Lenders in the reasonable opinion of the Administrative Agent), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" or "Senior Credit Facilities" for the purposes of the Senior Subordinated Note Indenture,
(d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders or (e) make, offer to make or (after giving effect to any applicable subordination provisions) become obligated to make any repurchase of any Seller Securities upon any "change of control" (as such term is defined in the Seller Securities).



          7.10  Limitation on Transactions with Affiliates.  Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate or Holdings, the Borrower or such Subsidiary. Notwithstanding the foregoing, the following transactions shall be permitted: (i) the Borrower and its Subsidiaries may pay management, advisory or similar fees and expenses to the Sponsor and its Control Investment Affiliates in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower (plus reasonable out-of-pocket expenses incurred by Sponsor and its Affiliates in providing services to Holdings and the Borrower in connection with the Recapitalization or in connection with ongoing services provided from time to time), (ii) the Recapitalization shall be permitted, (iii) Holdings, the Borrower and their respective Subsidiaries may pay customary fees to, and the reasonable out-of-pocket expenses of, its Board of Directors and may provide customary indemnities for the benefit of members of its Board of Directors, (iv) the payment by Holdings or the Borrower, in connection with the Recapitalization, any Acquisition, divestiture or financing transaction that is consummated by Holdings, the Borrower or any of their respective Subsidiaries, of a transaction fee and expenses to the Sponsor and its Affiliates pursuant to the Bain Advisory Services Agreement (as in effect on the date hereof) for such transaction, (v) transactions with Subsidiaries that are not Subsidiary Guarantors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Loan Documents which are fair to the Borrower or its Subsidiaries, in the good faith determination of the Board of

Managers of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably been obtained at such time from an unaffiliated party, (vi) any employment agreement entered into by Holdings or any of its Subsidiaries or employee compensation payments in the ordinary course of business and consistent with past practices of the Borrower or such Subsidiary, (vii) Restricted Payments that are permitted by the provisions of
Section 7.6, (viii) payments or loans to employees or consultants which are approved by the Board of Managers in good faith, (ix) in the case of foreign joint ventures, transfers of equipment for sale outside of North America in exchange for value not less than the Borrower's cost of producing such equipment and (x) transactions effected pursuant to a Permitted Receivables Financing (including the servicing of Receivables sold thereunder by the Borrower or any of its Subsidiaries).



          7.11  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary (a "Sale/Leaseback Transaction"), except for Sale/Leaseback
                    --------------------------
Transactions by the Borrower and its Subsidiaries with an aggregate sales price not to exceed $2,500,000 during the terms of this Agreement.



          7.12  Limitation on Changes in Fiscal Periods.  Permit the fiscal year
                ---------------------------------------
of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.



          7.13  Limitation on Negative Pledge Clauses.  Enter into or suffer to
                -------------------------------------
exist or become effective any agreement which prohibits or limits the ability of Holdings, the Borrower or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement relating to a Disposition of Property by the Borrower or any of its Subsidiaries (in which case, any prohibition or restriction shall only be effective against the Property to be Disposed in such Disposition), (d) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under Section 7.2(p) (in which case, any prohibition or restriction shall only be effective against the Property of such Foreign Subsidiary), (e) the Senior Subordinated Note Indenture (or any agreement governing any other Indebtedness permitted under Section 7.2(f)), (f) any agreement which prohibits the creation of Liens to secure the Senior Subordinated Notes (or any agreement governing any other Indebtedness permitted under Section 7.2(f)) or the Subordinated Seller Note (or any agreement governing any other Indebtedness permitted under Section 7.2(h)), (g) the Securitization Documentation (in which case, any prohibition or restriction shall only be effective against the Property of the relevant Securitization Entities), (h) customary non-assignment provisions in leases entered into in the ordinary course of business and (i) any agreements relating to Liens permitted under Section 7.3(g), 7.3(k), 7.3(n), 7.3(p), 7.3(q) 7.3(r), 7.3(v) or 7.3(w)
(in which case, any prohibition or restriction shall only be effective against the Property subject to the relevant Lien).

          7.14  Limitation on Restrictions on Subsidiary Distributions.  Enter
                ------------------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,
(iii) applicable law, (iv) the Senior Subordinated Note Indenture (or any other agreement governing Indebtedness permitted under Section 7.2(f)), (v) customary provisions restricting the assignment of rights under contracts, (vi) the Securitization Documentation (in which case, any prohibition or restriction shall only be effective against the relevant Securitization Entities), (vii) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under
Section 7.2(p) or Indebtedness of a Subsidiary permitted under Section 7.2(j) (in which case, any prohibition or restriction shall only be effective against such Subsidiary), (viii) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (ix) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (x) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business and (xiii) restrictions on rights to dispose of assets subject to Liens permitted under Section 7.3(g), 7.3(k), 7.3(n), 7.3(p), 7.3(r), 7.3(s), 7.3(v)
or 7.3(w).



          7.15  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Recapitalization), including, without limitation, businesses and activities related to the cleansing of textiles and/or garments and, in each case, activities directly related thereto or ancillary, complementary or reasonably related thereto.



          7.16  Limitation on Amendments to Recapitalization Documents.  Amend,
                ------------------------------------------------------
supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Merger Agreement or any other document delivered by Raytheon, Holdings or any of their affiliates in connection therewith except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.



          7.17  Limitation on Activities of Holdings and Alliance Laundry
                ---------------------------------------------------------
Corporation.  In the case of Holdings and Alliance Laundry Corporation,
-----------
notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) in the case of Holdings, those incidental to its ownership of the Capital Stock of its Subsidiaries and those incidental to Investments by or in Holdings permitted hereunder, (ii) those incidental to the issuance of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)), (iii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iv) activities relating to the performance of obligations under the Loan Documents to which it is a party and
(v) the receipt and payment of Restricted Payments permitted under Section 7.6,
(b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) obligations with respect to its Capital Stock, (iv) in the case of Holdings, in respect of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)), the Subordinated Seller Notes and the Management Notes (or any other Indebtedness permitted under Section 7.2(h),
(v) obligations to its employees, officers and directors not prohibited hereunder (vi) obligations under the Recapitalization Documents (as in effect on the date hereof), and (vii) in the case of Alliance Laundry Corporation, in respect of the Senior Subordinated Notes (or any other Indebtedness permitted under Section 7.2(f)), or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends paid by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and Cash Equivalents) other than, in the case of Holdings only, the ownership of shares of Capital Stock of the Borrower or in respect of notes issued to Holdings by management in respect of the purchase of its Capital Stock.



                         SECTION 8.  EVENTS OF DEFAULT



          If any of the following events shall occur and be continuing:



          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or



          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or



          (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only) or Section 7 of this Agreement; or



          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (x) the date upon which the Borrower knows or should reasonably be expected to know the existence of such default or (y) the date upon which the Borrower receives notice of such default from the Administrative Agent or any Lender; or

          (e) Holdings, the Borrower or any of their respective Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness has created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition
                                    --------
     described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or



          (f) (i) Holdings, the Borrower or any of their respective Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of their respective Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of their respective Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of their respective Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of their respective Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of their respective Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or



          (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or



          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect in all material respects (other than in accordance with its terms), or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby as to Collateral having an aggregate value in excess of $1,000,000; or



          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect other than in accordance with its terms or any Loan Party shall so assert; or



          (k) (i) Prior to the effectiveness of an initial registered public offering of common limited liability company interests by Holdings, (A) the Permitted Investors and the Permitted Co-Investors together shall cease to have the power to vote or direct the voting of securities having at least 60% of the ordinary voting power for the election of directors or managers of Holdings (determined on a fully diluted basis), (B) the Permitted Investors and the Permitted Co-Investors together shall cease to own of record and beneficially at least 70% of the outstanding common limited liability company interests of Holdings owned by the Permitted Investors and the Permitted Co-Investors on the Closing Date, (C) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having at least 40% of the ordinary voting power for the election of directors or managers of Holdings (determined on a fully diluted basis), (D) the Permitted Investors shall cease to own of record and beneficially at least 70% of the outstanding common limited liability company interests of Holdings owned by the Permitted Investors on the Closing Date or (E) the board of directors or managers of Holdings shall cease to consist of a majority of directors or managers appointed by the Permitted Investors; (ii) after the effectiveness of an initial registered public offering of common limited liability company interests by Holdings, (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall (x) become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of the outstanding common limited liability company interests of Holdings than the percentage of such common limited liability company interests then owned by the Permitted Investors or (y) have the power to vote or direct the voting of a greater percentage of the securities having the ordinary voting power for the election of directors or managers of Holdings (determined on a fully diluted basis) than the percentage of such securities then owned by the Permitted Investors; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (iv) a Specified Change of Control shall occur; or



          (l) (i) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert or (ii) the Subordinated Seller Notes shall cease, for any reason, to be validly subordinated to the Obligations;



then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section, the

Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).



                             SECTION 9.  THE AGENTS



          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the contrary
elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the foregoing, it is expressly understood and agreed that the Agents shall not be responsible in determining whether the conditions set forth in Section 5 have been satisfied.



          9.2  Delegation of Duties.  Each Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.



          9.3  Exculpatory Provisions.  Neither any Agent nor any of their
               ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party hereto or thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.



          9.4  Reliance by the Agents.  Each Agent shall be entitled to rely,
               ----------------------
and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or the other Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders required to so act as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders required to so act, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.



          9.5  Notice of Default.  No Agent shall be deemed to have knowledge or
               -----------------
notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that
                                                              --------
unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.



          9.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
               ----------------------------------------
acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.



          9.7  Indemnification.  The Lenders agree to indemnify each Agent in
               ---------------
its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of
                      --------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.



          9.8  Agent in Its Individual Capacity.  Each Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.



          9.9  Successor Administrative Agent.  The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 30 days' prior written notice to the Lenders, the Syndication Agent, the Issuing Lenders and the Swing Line Lender and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nonetheless become effective and the Required Lenders shall perform the duties of the Administrative Agent until such time as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.



          9.10  Authorization to Release Liens.  The Administrative Agent is
                ------------------------------
hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.



          9.11  The Arranger.  The Arranger, in its capacity as such, shall have
                ------------
no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.



                           SECTION 10.  MISCELLANEOUS



          10.1  Amendments and Waivers.  Neither this Agreement, any other Loan
                ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (except with respect to amendments to the Security Documents contemplated under Section 6.10, with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences;

provided, however, that no such waiver and no such amendment, supplement or
--------  -------
modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the stated amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders, except as otherwise provided in this Agreement or any other Loan Document; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) or amend, modify or waive any provision of Section 2.3 without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the consent of the Agents; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby or amend, modify or waive any provision of Section 2.12(a), 2.12(b) or 2.12(c) without the consent of the Required Prepayment Lenders; (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lenders and the Administrative Agent; or (ix) amend, modify or waive Section 9.11 without the consent of the Arranger. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed
                                      --------
signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.



          10.2  Notices.  Except as otherwise provided herein, all notices,
                -------
requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth on Schedule 1.1A or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:



     Holdings:                Alliance Laundry Holdings LLC
                              c/o Bain Capital, Inc.
                              Two Copley Plaza
                              6th Floor
                              Boston, Massachusetts  02116
                              Attention:  Steve Zide
                              Telecopy:  (617) 572-3274



     with copies to:          Kirkland & Ellis
                              200 East Randolph Drive

                              Chicago, Illinois 60601
                              Attention:  James Learner
                              Telecopy:  (312) 861-2200



     The Borrower:            Alliance Laundry Systems LLC
                              P.O. Box 990
                              Shepard Street
                              Ripon, WI 54971-0990
                              Attention:  Chief Financial Officer
                              Telecopy:  (920) 748-1629



     with copies to:          Bain Capital, Inc.
                              Two Copley Plaza
                              6th Floor
                              Boston, Massachusetts  02116
                              Attention:  Steve Zide
                              Telecopy:  (617) 572-3274



                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                              Attention:  James Learner
                              Telecopy:  (312) 861-2200



     The Syndication Agent:   Lehman Commercial Paper Inc.
                              3 World Financial Center
                              New York, New York 10285
                              Attention:  Michele Swanson
                              Telecopy:  (212) 528-0819
                              Telephone:  (212) 526-0330



    The Administrative Agent: General Electric Capital Corporation
                              335 Madison Avenue
                              New York, NY 10017
                              Attention:  Daniel Gagliardo
                              Telecopy:  (212) 309-8783

provided that any notice, request or demand to or upon either Agent or any
--------
Lender shall not be effective until received.



          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.



          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.



          10.5  Payment of Expenses.  The Borrower agrees (a) to pay or
                -------------------
reimburse the Agents and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender, the Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and the Agents and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any
                                   ----------
and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the Letters of Credit or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of their respective Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the

"Indemnified Liabilities"), provided, that the Borrower shall have no obligation
------------------------    --------
hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (i) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) arise from disputes among the Agents or among the Lenders. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.



          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan or other interest for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or the stated rate of interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans or Reimbursement Obligations, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid after any applicable grace periods, or shall have been declared or shall have become due and payable upon the occurrence and during the continuation of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such
                            --------
Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.



          (c)  Any Lender (an "Assignor") may, in accordance with applicable
                               --------
law, at any time and from time to time assign to any Lender or any affiliate or Approved Fund thereof or, with the consent of the Borrower and the Agents (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or
                                                            --------
any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Agents is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) no such
                                                  --------
assignment to an Assignee (other than any Lender or any affiliate or Approved Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower, the Syndication Agent and the Administrative Agent and (ii) if the Assignor is a Revolving Credit Lender, such Assignor's rights and obligations with respect to its Revolving Credit Commitment or any part thereof shall be assigned to an Eligible Assignee. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have (in addition to the rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing under Section 8(f) with respect to the Borrower.



          (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of
                 --------
the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the Assignor and the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.



          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,000 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by Lehman Commercial Paper Inc. or (z) in the case of an Assignee which is already a Lender or is an affiliate or Approved Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.



          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.



          10.7  Adjustments; Set-off.  (a)  Except to the extent that this
                --------------------
Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall
                                                       -----------------
at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such
                     --------  -------
excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.



          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give
                                            --------
such notice shall not affect the validity of such setoff and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.



          10.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



          10.10  Integration.  This Agreement and the other Loan Documents (and
                 -----------
the other agreements referred to in Section 2.9) represent the agreement of Holdings, the Borrower, the Subsidiaries, the Agents, the Arranger and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents, the Arranger or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.



          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



           10.12  Submission To Jurisdiction; Waivers.  Each of Holdings and the
                  -----------------------------------
Borrower hereby irrevocably and unconditionally:



          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;



          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;



          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be, at its address set forth in Section
     10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;



          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.



           10.13  Acknowledgements.  Each of Holdings and the Borrower hereby
                  ----------------
acknowledges that:



          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;



          (b) no Agent, Lender or the Arranger has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Syndication Agent and the Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and



          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.



          10.14  Confidentiality.  Each of the Agents and the Lenders agrees to
                 ---------------
keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent any Agent
                            --------
or any Lender from disclosing any such information (a) to either Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees in writing to
          ----------
comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it (in which case (except when the relevant Governmental Authority is conducting a regular examination) the relevant Agent or Lender shall give the Borrower prior notice thereof to the extent practicable), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (in which case the relevant Agent or Lender shall give the Borrower prior notice thereof to the extent practicable), (f) if requested or required to do so in connection with any litigation or similar proceeding (in which case the relevant Agent or Lender shall give the Borrower prior notice thereof to the extent practicable), (g) which has been publicly disclosed other than in breach of this Section 10.14 by such Agent or Lender, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.14).



          10.15  Enforceability; Usury.  In no event shall any provision of this
                 ---------------------
Agreement, the Notes, or any other instrument evidencing or securing the indebtedness of the Borrower hereunder ever obligate the Borrower to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower hereunder at a rate greater than the maximum non-
usurious rate permitted by applicable law (herein referred to as the "Highest
                                                                     --------
Lawful Rate"), or obligate the Borrower to pay any taxes, assessments, charges,
-----------
insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans, would be held to constitute the payment by the Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.


          Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement or the Notes, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower hereunder, then the Lenders shall refund to the Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower hereunder, the Borrower shall never be required to pay any unearned interest on such indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.



          10.16  WAIVERS OF JURY TRIAL.  HOLDINGS, THE BORROWER, THE AGENTS, THE
                 ---------------------
ARRANGER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                     ALLIANCE LAUNDRY HOLDINGS LLC



                     By:
                        ----------------------------------------
                        Name:

                        Title:



                     ALLIANCE LAUNDRY SYSTEMS LLC



                     By:
                         ----------------------------------------
                         Name:

                         Title:



                     LEHMAN BROTHERS INC.,

                     as Arranger



                     By:
                         ----------------------------------------
                         Name:

                         Title:



                     LEHMAN COMMERCIAL PAPER INC., as

                      Syndication Agent and as a Lender



                     By:
                         ----------------------------------------
                         Name:

                         Title:



                     GENERAL ELECTRIC CAPITAL
                     CORPORATION, as Administrative Agent
                     and as     a
                     Lender



                     By:
                         ----------------------------------------
                         Name:

                         Title: Duly Authorized Signatory

                                                                         Annex A
                                                                         -------



           PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS,

                         TERM LOANS AND COMMITMENT FEES





                        Revolving                    Revolving
                         Credit        Term Loan      Credit       Term Loan
                       Applicable     Applicable    Applicable    Applicable
                         Margin       Margin for    Margin for    Margin for
   Consolidated      for Eurodollar   Eurodollar     Base Rate     Base Rate    Commitment
 Leverage Ratio          Loans           Loans         Loans         Loans       Fee Rate
---------------------------------------------------------------------------------------------


Greater than
 5.5 to 1.0                  2.375%        2.625%        1.375%        1.625%       0.500%

Less than or equal
 to 5.5 to 1.0
 but greater than
 5.0 to 1.0                  2.125%        2.375%        1.125%        1.375%       0.500%

Less than or equal
 to 5.0 to 1.0 but           1.875%        2.125%        0.875%        1.125%       0.375%

Greater than 4.5 to 1.0
  less than or equal
  to 4.5 to 1.0              1.625%        2.125%        0.625%        1.125%       0.375%
=========================================================================================


Changes in the Applicable Margin with respect to Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are
                            ---------------
delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.5 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                  SCHEDULES 1.1A



                   COMMITMENTS: LENDING OFFICES AND ADDRESSES






                            Revolving        Term
Name of Lender and           Credit          Loan
Information for Notices    Commitments   Commitments
-------------------------  -----------   ------------

                                                                   SCHEDULE 1.1B





                               MORTGAGED PROPERTY

                                                                    SCHEDULE 4.1



                  CERTAIN DISPOSITIONS AND OTHER TRANSACTIONS

                                                                    SCHEDULE 4.4



                 CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                                                   SCHEDULE 4.15



                                  SUBSIDIARIES

                                                                SCHEDULE 4.19(a)



                            UCC FILING JURISDICTIONS

                                                                SCHEDULE 4.19(b)



                         MORTGAGE FILING JURISDICTIONS

                                                                 SCHEDULE 7.2(d)



                             EXISTING INDEBTEDNESS

                                                                 SCHEDULE 7.3(f)



                                 EXISTING LIENS

                                                                    SCHEDULE 7.8



                              EXISTING INVESTMENTS

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT
                                                                ----------------



                            [FORM OF GUARANTEE AND
                             COLLATERAL AGREEMENT]

================================================================================


                      GUARANTEE AND COLLATERAL AGREEMENT



                                    made by



                         ALLIANCE LAUNDRY HOLDINGS LLC



                         ALLIANCE LAUNDRY SYSTEMS LLC



                       and certain of their Subsidiaries



                                  in favor of



                     GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Administrative Agent



                            Dated as of May 5, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
SECTION 1.  DEFINED TERMS..........................................................  1
        1.1    Definitions.........................................................  1
        1.2    Other Definitional Provisions.......................................  5

SECTION 2.  GUARANTEE..............................................................  6
        2.1    Guarantee...........................................................  6
        2.2    Right of Contribution...............................................  7
        2.3    No Subrogation......................................................  7
        2.4    Amendments, etc. with respect to the Borrower Obligations...........  7
        2.5    Guarantee Absolute and Unconditional................................  8
        2.6    Reinstatement.......................................................  9
        2.7    Payments............................................................  9

SECTION 3.  GRANT OF SECURITY INTEREST.............................................  9

SECTION 4.  REPRESENTATIONS AND WARRANTIES......................................... 10
        4.1    Representations in Credit Agreement................................. 10
        4.2    No Other Liens...................................................... 10
        4.3    Perfected First Priority Liens...................................... 10
        4.4    Chief Executive Office.............................................. 10
        4.5    Inventory and Equipment............................................. 11
        4.6    Farm Products....................................................... 11
        4.7    Investment Property................................................. 11
        4.8    Receivables......................................................... 11
        4.9    Contracts........................................................... 11
        4.10   Intellectual Property............................................... 12
        4.11   Commercial Tort Claims.............................................. 13

SECTION 5.  COVENANTS.............................................................. 13
        5.1    Covenants in Credit Agreement....................................... 13
        5.2    Delivery of Instruments, Certified Securities and Chattel Paper..... 13
        5.3    Maintenance of Insurance............................................ 13
        5.4    Payment of Obligations.............................................. 14
        5.5    Maintenance of Perfected Security Interest; Further Documentation... 14
        5.6    Changes in Locations, Name, etc..................................... 14
        5.7    Notices............................................................. 15
        5.8    Investment Property................................................. 15
        5.9    Receivables......................................................... 16
        5.10   Intellectual Property............................................... 17

SECTION 6.  REMEDIAL PROVISIONS.................................................... 18
        6.1    Certain Matters Relating to Receivables............................. 18
        6.2    Communications with Obligors; Grantors Remain Liable................ 19

                                                                                  Page
                                                                                  ----
        6.3    Pledged Stock....................................................... 19
        6.4    Proceeds to be Turned Over To Administrative Agent.................. 20
        6.5    Application of Proceeds............................................. 20
        6.6    Code and Other Remedies............................................. 21
        6.7    Registration Rights................................................. 22
        6.8    Waiver; Deficiency.................................................. 23

SECTION 7.  THE ADMINISTRATIVE AGENT............................................... 23
        7.1    Administrative Agent's Appointment as Attorney-in-Fact, etc......... 23
        7.2    Duty of Administrative Agent........................................ 24
        7.3    Execution of Financing Statements................................... 25
        7.4    Authority of Administrative Agent................................... 25

SECTION 8.  MISCELLANEOUS.......................................................... 25
        8.1    Amendments in Writing............................................... 25
        8.2    Notices............................................................. 25
        8.3    No Waiver by Course of Conduct; Cumulative Remedies................. 26
        8.4    Enforcement Expenses; Indemnification............................... 26
        8.5    Successors and Assigns.............................................. 26
        8.6    Set-Off............................................................. 26
        8.7    Counterparts........................................................ 27
        8.8    Severability........................................................ 27
        8.9    Section Headings.................................................... 27
        8.10   Integration......................................................... 27
        8.11   GOVERNING LAW....................................................... 27
        8.12   Submission To Jurisdiction; Waivers................................. 27
        8.13   Acknowledgements.................................................... 28
        8.14   Additional Grantors................................................. 28
        8.15   Releases............................................................ 28
        8.16   WAIVER OF JURY TRIAL................................................ 29

SCHEDULES
---------

Schedule 1     Notice Addresses
Schedule 2     Investment Property
Schedule 3     Perfection Matters
Schedule 4     Jurisdictions of Organization and Chief Executive Offices
Schedule 5     Inventory and Equipment Locations
Schedule 6     Intellectual Property
Schedule 7     Contracts
Schedule 8     Government Contracts
Schedule 9     Commercial Tort Claims

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 5, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of General Electric
                                      --------
Capital Corporation, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the
---------------------
"Lenders") from time to time parties to the Credit Agreement, dated as of May 5,
--------
1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alliance Laundry Holdings LLC ("Holdings"), Alliance
-----------------                                          --------
Laundry Systems LLC (the "Borrower"), the Lenders, Lehman Brothers, Inc., as
                          --------
Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and the Administrative Agent.


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Lenders and the Agents;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:


                           SECTION 1.  DEFINED TERMS


          1.1  Definitions.  (a)  Unless otherwise defined herein, terms defined
               -----------
in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Account, Certificated Security, Chattel Paper, Document, Equipment, Farm Products, Instrument, Inventory and Investment Property.

          (b)  The following terms shall have the following meanings:

          "Agreement":  this Guarantee and Collateral Agreement, as the same may
           ---------
     be amended, supplemented or otherwise modified from time to time.

          "Borrower Obligations":  the collective reference to the unpaid
           --------------------
     principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given by any Loan Party in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Collateral":  as defined in Section 3.
           ----------

          "Collateral Account":  any collateral account established by the
           ------------------
     Administrative Agent as provided in Section 6.1 or 6.4.

          "Commercial Tort Claim":  as defined in the Uniform Commercial Code of
           ---------------------
     any applicable jurisdiction and, in any event, including, without limitation, any claim arising in tort if the claim is generally assignable under applicable law and (a) the claimant is an organization or (b) the claimant is an individual, the claim does not include damages arising out of bodily injury to or the death of an individual and the claim arose in the course of the claimant's business or profession. It is understood that no Grantor shall be required to perfect a security interest in any Commercial Tort Claim owned by it except to the extent such security interest may be perfected by filing a financing statement under the Uniform Commercial Code as in effect in the applicable jurisdiction.

          "Contracts":  the contracts and agreements listed in Schedule 7, as
           ---------                                           ----------
     the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and
     (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

          "Copyrights":  (i) all copyrights arising under the laws of the United
           ----------
     States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and
                                         ----------
     recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses":  any written agreement naming any Grantor as
           ------------------
     licensor or licensee (including, without limitation, those listed in
     Schedule 6), granting any right under any Copyright, including, without
     ----------
     limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Deposit Account":  as defined in the Uniform Commercial Code of any
           ---------------
     applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Foreign Subsidiary":  any Subsidiary organized under the laws of any
           ------------------
     jurisdiction outside the United States of America.

          "Foreign Subsidiary Voting Stock":  the voting Capital Stock of any
           -------------------------------
     Foreign Subsidiary.

          "General Intangibles":  all "general intangibles" as such term is
           -------------------
     defined in Section 9-106 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, leases, licenses, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, lease, license, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, lease, license, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents) or is not prohibited by law; provided,
                                                                   --------
     that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture to the extent permitted by applicable law.

          "Guarantor Obligations":  with respect to any Guarantor, all
           ---------------------
     obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors":  the collective reference to each Grantor other than the
           ----------
     Borrower.

          "Hedge Agreements":  as to any Person, all interest rate swaps, caps
           ----------------
     or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
     priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note":  any promissory note evidencing loans made by any
           -----------------
     Grantor to Holdings or any of its Subsidiaries.

          "Investment Property":  the collective reference to (a) all
           -------------------
     "investment property" as such term is defined in Section 9-115 of the New York UCC in effect on the date hereof or at any time hereafter (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (b) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

          "Issuers":  the collective reference to each issuer of any Investment
           -------
     Property pledged hereunder.

          "New York UCC":  the Uniform Commercial Code as from time to time in
           ------------
     effect in the State of New York.

          "Obligations":  (i) in the case of the Borrower, the Borrower
           -----------
     Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patents":  (i) all letters patent of the United States, any other
           -------
     country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all
                                                     ----------
     applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule
                                                                        --------
     6, and (iii) all rights to obtain any reissues or extensions of the
     -
     foregoing.

          "Patent License":  all agreements, whether written or oral, providing
           --------------
     for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
                                                     ----------

          "Pledged Notes":  all promissory notes listed on Schedule 2, all
           -------------                                   ----------
     Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (including promissory notes issued in connection with loans or advances made by any Grantor to its customers but excluding promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Stock":  the shares of Capital Stock listed on Schedule 2,
           -------------                                          ----------
     together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

          "Proceeds":  all "proceeds" as such term is defined in Section 9-
           --------
     306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends and other income from the Investment Property, collections thereon and distributions or payments with respect thereto.

          "Receivable":  any right to payment for goods sold or leased or for
           ----------
     services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account), to the extent such right is owned by such Grantor. A Receivable shall not be considered to be owned by a Grantor if it has been transferred by such Grantor in a transaction which is intended to constitute a sale or which results in derecognition of such Receivable from the financial statements of such Grantor.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          "Trademarks":  (i) all trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the
                                                     ----------
     right to obtain all renewals thereof.

          "Trademark License":  any agreement, whether written or oral,
           -----------------
     providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
        ----------

          1.2  Other Definitional Provisions.  (a)  The words "hereof,"
               -----------------------------
"herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires herein, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

          (d) Where the context requires, any Hedge Agreement entered into by any Grantor with any Lender or any Affiliate of any Lender shall, for purposes of this Agreement, be a "Loan Document" and any such Affiliate of a Lender
                         -------------
shall, for purposes of this Agreement, be a "Lender" for purposes of this
                                             ------
Agreement.

          (e) The Agents and the Arranger are collectively referred to herein as the "Agents".


                             SECTION 2.  GUARANTEE


          2.1  Guarantee.  (a)  Each of the Guarantors hereby, jointly and
               ---------
severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Agents and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, any other Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made in respect of the Borrower Obligations or any payment received or collected in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the

Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

          2.2  Right of Contribution.  Each Subsidiary Guarantor hereby agrees
               ---------------------
that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this
Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Agents and the Lenders, and each Subsidiary Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

          2.3  No Subrogation.  Notwithstanding any payment made by any
               --------------
Guarantor hereunder or any set-off or application of funds of any Guarantor by any Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of any Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when the Commitments shall not have terminated, any Letter of Credit shall be outstanding or any amounts owing in respect of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          2.4  Amendments, etc. with respect to the Borrower Obligations.  Each
               ---------------------------------------------------------
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Agent or any Lender may be rescinded by such Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.
No Agent or Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.5  Guarantee Absolute and Unconditional.  Each Guarantor waives any
               ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6  Reinstatement.  The guarantee contained in this Section 2 shall
               -------------
continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7  Payments.  Each Guarantor hereby guarantees that payments
               --------
hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.

                     SECTION 3.  GRANT OF SECURITY INTEREST


          Each Grantor hereby assigns and transfers as collateral security to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as
                                                         ----------
collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's
Obligations:


          (a)  all Accounts;

          (b)  all Chattel Paper;

          (c)  all Commercial Tort Claims;

          (d)  all Contracts;

          (e)  all Deposit Accounts;

          (f)  all Documents;

          (g)  all Equipment;

          (h)  all General Intangibles;

          (i)  all Instruments;

          (j)  all Intellectual Property;

          (k)  all Inventory;

          (l)  all Investment Property;

          (m)  all books and records pertaining to the Collateral; and

          (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that no Lien shall be granted in any Property upon which a Lien is not
--------
required to be granted pursuant to Section 6.10 of the Credit Agreement.

                   SECTION 4.  REPRESENTATIONS AND WARRANTIES


          To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each Agent and each Lender that:

          4.1  Representations in Credit Agreement .  In the case of each
               ------------------------------------
Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct, and each Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and
                  --------
warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

          4.2  No Other Liens.  Except for the security interest granted to the
               --------------
Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, all of such Grantor's Collateral is free and clear of any and all Liens or claims of others.

          4.3  Perfected First Priority Liens.  The security interests granted
               ------------------------------
pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents
             ----------
referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the U.C.C. Filing Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor and (b) are prior to all other Liens on such Collateral other than Liens permitted under Section 7.3 of the Credit Agreement (except Section 7.3(j)).

          4.4  Chief Executive Office.  On the date hereof, such Grantor's
               ----------------------
jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.
                                                  ----------

          4.5  Inventory and Equipment.  On the date hereof, such Grantor's
               -----------------------
Inventory and Equipment (other than motor vehicles and mobile goods) are kept at the locations listed on Schedule 5.
                        ----------

           4.6  Farm Products.  None of the Collateral constitutes, or is the
                -------------
Proceeds of, Farm Products.

           4.7  Investment Property.  (a)  The shares of Pledged Stock pledged
                -------------------
by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer (other than Alliance Commercial Appliances Receivables LLC and Alliance Commercial Appliances Finance LLC) owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) To the best of such Grantor's knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted under Section 7.3 of the Credit Agreement (except Section 7.3(j)).

          4.8  Receivables.  (a)  No amount payable to such Grantor under or in
               -----------
connection with any Receivable is evidenced by any Instrument or Chattel Paper (to the extent the aggregate amount of such Instruments and Chattel Paper exceeds $100,000) which has not been delivered to the Administrative Agent, except for Receivables which such Grantor expects to transfer within 90 days of the date of the origination of such Receivables pursuant to a Permitted Receivables Financing.

          (b)  Except as set forth on Schedule 8, as of the date hereof, none of
                                      ----------
the obligors on any Receivables is a Governmental Authority.

          (c) The amounts represented by such Grantor to the Agents the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

          4.9  Contracts.  (a)  No consent of any party (other than such
               ---------
Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

          (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantors party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) No material consent or material authorization of, filing with, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any Grantor party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

          (d) As of the Closing Date, neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (f) As of the date hereof, such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

          (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper (to the extent the aggregate amount of such Instruments and Chattel Paper exceeds $100,000) which has not been delivered to the Administrative Agent.

          (h)  None of the parties to any Contract is a Governmental Authority.

          4.10  Intellectual Property.  (a)  Schedule 6 lists all registered
                ---------------------        ----------
Intellectual Property owned by such Grantor in its own name on the date hereof.

          (b) On the date hereof, all material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and, to such Grantor's knowledge, does not infringe the intellectual property rights of any other Person.

          (c)  Except as set forth in Schedule 6, on the date hereof, none of
                                      ----------
the material Intellectual Property used by such Grantor in its business is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would directly limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property owned by such Grantor or such Grantor's ownership interest therein, and (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property owned by such Grantor.

          4.11  Commercial Tort Claims.   Schedule 9 is a complete and correct
                ----------------------    ----------
description of all Commercial Tort Claims owned by such Grantor on the date hereof.


                             SECTION 5.  COVENANTS


          Each Grantor covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          5.1  Covenants in Credit Agreement.  In the case of each Guarantor,
               -----------------------------
such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          5.2  Delivery of Instruments, Certified Securities and Chattel Paper.
               ---------------------------------------------------------------
Except as provided in Section 4.8, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper (to the extent that the aggregate amount of such Chattel Paper exceeds $100,000), such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          5.3  Maintenance of Insurance.  (a)  Such Grantor will maintain, with
               ------------------------
financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and
(ii) to the extent requested by the Administrative Agent, insuring such Grantor, the Agents and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

          (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance as the Administrative Agent may from time to time reasonably request.

          5.4  Payment of Obligations.  Such Grantor will pay and discharge or
               ----------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except (a) that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor or (b) where the failure to pay, discharge or otherwise satisfy such obligations could not, individually or in the aggregate, reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein, other than as a result of a Lien permitted under Section 7.3 of the Credit Agreement.

          5.5  Maintenance of Perfected Security Interest; Further
               ---------------------------------------------------
Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto, provided that no such action shall be required with
                      --------
respect to Deposit Accounts unless an Event of Default shall have occurred and be continuing.

          5.6  Changes in Locations, Name, etc.  Such Grantor will not, except
               --------------------------------
upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 or Schedule 4, as the
                                               ----------
case may be, showing any additional location at which Inventory or Equipment shall be kept or any change in its jurisdiction of organization or the location of its chief executive office or sole place of business:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5 and other than temporary transfers
                                ----------
     (for a period not to exceed three months in any event) of Equipment from any location set forth in Schedule 5 to another location if done for the
                               ----------
     limited purpose of repairing, refurbishing, or overhauling such Equipment in the ordinary course of business;

          (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
     Section 4.4; or

          (iii) change its name, identity or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

           5.7  Notices.  Such Grantor will advise the Administrative Agent and
                -------
the Lenders promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.8  Investment Property.  (a)  If such Grantor shall become entitled
               -------------------
to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer (other than a liquidation or dissolution permitted under the Credit Agreement) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property, in either case, pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Agents and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer unless such stock or other securities are subject to a perfected security interest hereunder, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or the Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or the Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or as otherwise permitted under Section 7.3 of the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or the Proceeds thereof, other than the Senior Subordinated Note Indenture (or any other indenture governing Indebtedness permitted under Section 7.2(f) of the Credit Agreement) or any agreement entered into in connection with a sale of the Capital Stock of any Subsidiary permitted under the Credit Agreement.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it, (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all
                                           ------- --------
actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it and (iv) it will comply with instructions originated by the Administrative Agent with respect to Investment Property issued by it without any further consent of the owner thereof.

          (d) No Grantor shall permit any other Person (other than the Administrative Agent) to exercise or obtain "control" (within the meaning of
Section 8-106 of the New York UCC in effect on the date hereof or at any time hereafter) in connection with any Lien of any of its Investment Property (including Cash Equivalents) in connection with the grant of a Lien by such Grantor to or for the benefit of such Person or any other Person (other than the Administrative Agent) except as otherwise permitted under Section 7.3 of the Credit Agreement.

          5.9  Receivables.  (a)  Other than in the ordinary course of business
               -----------
consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any material Receivable, (ii) compromise or settle any material Receivable for a materially lesser amount thereof, (iii) release, wholly or partially in any material respect, any Person liable for the payment of any material Receivable, (iv) allow any material credit or discount whatsoever on any material Receivable or (v) amend, supplement or modify any material Receivable in any manner that could materially adversely affect the value thereof.

          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          5.10  Intellectual Property.  (a)  Such Grantor (either itself or
                ---------------------
through licensees) will (i) subject to such Grantor's reasonable business judgment, continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) subject to such Grantor's reasonable business judgment, maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Agents and the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) subject to such Grantor's reasonable business judgment, not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Subject to such Grantor's reasonable business judgment, such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Subject to such Grantor's reasonable business judgment, such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within ten Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and in its reasonable business judgment sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                        SECTION 6.  REMEDIAL PROVISIONS


          6.1  Certain Matters Relating to Receivables.  (a)  After the
               ---------------------------------------
occurrence and during the continuation of any Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Agents and the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Agents and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          6.2  Communications with Obligors; Grantors Remain Liable.   (a)  The
               ----------------------------------------------------
Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Agents and the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither any Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Agent or any Lender of any payment relating thereto, nor shall any Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, or to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3  Pledged Stock.  (a)  Unless an Event of Default shall have
               -------------
occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and other Investment Property and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be
                                    --------  -------
cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5 and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders, partners or members of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

          6.4  Proceeds to be Turned Over To Administrative Agent.  In addition
               --------------------------------------------------
to the rights of the Administrative Agent and the Lenders specified in Section
6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agents and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5  Application of Proceeds.  At such intervals as may be agreed upon
               -----------------------
by the Borrower and the Administrative Agent or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

          First, to pay incurred and unpaid fees and expenses of the
          -----
     Administrative Agent under the Loan Documents;

          Second, to the Administrative Agent, for application by it towards
          ------
     payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Agents and the Lenders according to the
                      --- ----
     amounts of the Obligations then due and owing and remaining unpaid to the Agents and the Lenders;

          Third, to the Administrative Agent, for application by it towards
          -----
     prepayment of the Obligations, pro rata among the Agents and Lenders
                                    --- ----
     according to the amounts of the Obligations then held by the Agents and the Lenders; and

          Fourth, any balance of such Proceeds remaining after the then
          ------
     outstanding Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

          6.6  Code and Other Remedies.  If an Event of Default shall occur and
               -----------------------
be continuing, the Administrative Agent, on behalf of the Agents and the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Agent or any Lender arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7  Registration Rights.  (a)  If the Administrative Agent shall
               -------------------
determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          6.8  Waiver; Deficiency.  Each Grantor waives and agrees not to assert
               ------------------
any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Agent or any Lender to collect such deficiency.


                      SECTION 7.  THE ADMINISTRATIVE AGENT


          7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc.  (a)
               -----------------------------------------------------------
Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement in each case after the occurrence and during the continuation of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2  Duty of Administrative Agent.  The Administrative Agent's sole
               ----------------------------
duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. No Agent or Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agents and the Lenders hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agent or any Lender to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3  Execution of Financing Statements.  Pursuant to Section 9-402 of
               ---------------------------------
the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4  Authority of Administrative Agent.  Each Grantor acknowledges
               ---------------------------------
that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the

Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                           SECTION 8.  MISCELLANEOUS


          8.1  Amendments in Writing.  None of the terms or provisions of this
               ---------------------
Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

          8.2  Notices.  All notices, requests and demands to or upon the
               -------
Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such
                                                      --------
notice, request or demand to or upon any Guarantor (other than Holdings) shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
                                                                  ----------

          8.3  No Waiver by Course of Conduct; Cumulative Remedies.  No Agent or
               ---------------------------------------------------
Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Agent or any Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4  Enforcement Expenses; Indemnification.  (a)  Each Guarantor
               -------------------------------------
agrees to pay or reimburse each Lender and each Agent for all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to each Agent.

          (b) Each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.5  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
successors and assigns of each Grantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that no
                                                         --------
Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          8.6  Set-Off.  Each Grantor hereby irrevocably authorizes each Agent
               -------
and each Lender at any time and from time to time while an Event of Default pursuant to Section 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or such Lender hereunder and claims of every nature and description of such Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Agent or such Lender may elect, whether or not any Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by it of the proceeds thereof, provided
                                                                     --------
that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agents or such Lender may have.

          8.7  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9  Section Headings.  The Section headings used in this Agreement
               ----------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10  Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Grantors, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12  Submission To Jurisdiction; Waivers.  Each Grantor hereby
                -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13  Acknowledgements.  Each Grantor hereby acknowledges that:
                ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) no Agent or Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          8.14  Additional Grantors.  Each Subsidiary of the Borrower that is
                -------------------
required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          8.15  Releases.  (a)  At such time as the Loans, the Reimbursement
                --------
Obligations and the other Obligations (other than unasserted contingent indemnity and other obligations which expressly survive the termination of the Credit Agreement and are not then due and payable) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding which have not been fully cash collateralized in accordance with the Credit Agreement or otherwise collateralized in a manner satisfactory to the Issuing Lender in its sole discretion, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral (including transfers of Receivables and related assets in a Permitted Receivables Financing) shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be automatically released from the Lien of this Agreement and the other Loan Documents without further action on the part of any Grantor, any Agent or the Lenders, and shall cease to constitute Collateral hereunder, and then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

          8.16  WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND
                --------------------
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                ALLIANCE LAUNDRY HOLDINGS LLC



                                By: ________________________________________
                                      Title:



                                ALLIANCE LAUNDRY SYSTEMS LLC



                                By: ________________________________________
                                      Title:



                                ALLIANCE LAUNDRY CORPORATION



                                By: ________________________________________
                                      Title:

                                                                      Schedule 1
                                                                      ----------



                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Schedule 2
                                                                      ----------



                       DESCRIPTION OF INVESTMENT PROPERTY


PLEDGED STOCK:


         Issuer         Class of Stock     Stock Certificate No.        No. of
--------------------- ------------------ --------------------------     Shares
                                                                       ---------






PLEDGED NOTES:


         Issuer                 Payee           Principal Amount
------------------------- ----------------- ------------------------

                                                                      Schedule 3
                                                                      ----------



                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS



                        Uniform Commercial Code Filings
                        -------------------------------



         [List each office where a financing statement is to be filed]



                          Patent and Trademark Filings
                          ----------------------------



                               [List all filings]



                     Actions with respect to Pledged Stock
                     -------------------------------------



                                 Other Actions
                                 -------------



                      [Describe other actions to be taken]

                                                                      Schedule 4
                                                                      ----------



      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE



               Grantor                                 Location
               -------                                 --------

                                                                      Schedule 5
                                                                      ----------



                      LOCATION OF INVENTORY AND EQUIPMENT



               Grantor                                Locations
               -------                                ---------

                                                                      Schedule 6
                                                                      ----------



                       COPYRIGHTS AND COPYRIGHT LICENSES



                          PATENTS AND PATENT LICENSES



                       TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 7
                                                                      ----------



                                   CONTRACTS



1.  Merger Agreement.

2.  All Hedge Agreements to which the Grantor is a party.

                                                                      Schedule 8
                                                                      ----------



                              GOVERNMENT CONTRACTS

                                                                      Schedule 9
                                                                      ----------



                             COMMERCIAL TORT CLAIMS

                         ACKNOWLEDGEMENT AND CONSENT*


     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of May 5, 1998 (the "Agreement"), made by the
                                                    ---------
Grantors parties thereto in favor of General Electric Capital Corporation, as Administrative Agent. The undersigned agrees for the benefit of the Agents and the Lenders as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

     3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it
    ------- --------
pursuant to Section 6.3(a) or 6.7 of the Agreement.

     4. The undersigned agrees to comply with instructions originated by the Administrative Agent with respect to Investment Property issued by it without further consent of the owner thereof.



                                        [NAME OF ISSUER]



                                        By  ___________________________________

                                        Title _________________________________

                                        Address for Notices:

                                        _______________________________________

                                        _______________________________________

                                        Fax:  _________________________________



__________________

    * This consent is necessary only with respect to any Issuer which is not also a Grantor.

                                                                      ANNEX 1 TO
                                              GUARANTEE AND COLLATERAL AGREEMENT
                                              ----------------------------------



          ASSUMPTION AGREEMENT, dated as of ________________, made by ______________________________, a ______________ (the "Additional Grantor"), in
                                                       ------------------
favor of General Electric Capital Corporation, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial
               --------------------
institutions (the "Lenders") parties to the Credit Agreement referred to below.
                   -------
All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, Alliance Laundry Systems LLC (the "Borrower"), Alliance
                                                      --------
Laundry Holdings LLC, the Lenders, the Administrative Agent Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent, have entered into a Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");
                                                           ----------------

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and
                                                           -------------
Collateral Agreement") in favor of the Administrative Agent for the benefit of
--------------------
the Agents (as defined therein) and the Lenders;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1.  Guarantee and Collateral Agreement.  By executing and delivering
              ----------------------------------
this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________** to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) with respect to such Grantor as if made on and as of such date.


_____________________

**  Refer to each Schedule which needs to be supplemented.

          2.  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY,
              -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.


                              [ADDITIONAL GRANTOR]



                              By:_______________________________________________
                                 Name:
                                 Title:

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT
                                                                ----------------



                        [FORM OF COMPLIANCE CERTIFICATE]


          This Compliance Certificate is delivered to you pursuant to Section
6.2 of the Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Alliance Laundry
                                    ----------------
Holdings LLC ("Holdings"), Alliance Laundry Systems LLC (the "Borrower"), the
               --------                                       --------
banks and other financial institutions from time to time party thereto as lenders (the "Lenders"), Lehman Brothers, Inc., as Arranger, Lehman Commercial
              -------
Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as Administrative Agent for the Lenders (in such capacity, the "Administrative
                                                             --------------
Agent").  Terms defined in the Credit Agreement and not otherwise defined herein
-----
are used herein with the meanings so defined.

          1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President - Finance] of the Borrower.

          2. I have reviewed and are familiar with the contents of this Certificate.

          3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the
------------       --------------------
existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

          4.   Attached hereto as Attachment 2 are the computations (a) showing
                                  ------------
compliance with the covenants set forth in Sections 7.1, 7.2(q), 7.3(s), 7.5(h), 7.6(f), 7.7 and 7.8(i) of the Credit Agreement and (b) required to determine the Applicable Margin and Commitment Fee Rate.

          IN WITNESS WHEREOF, I execute this Certificate this ____ day of __________, ____.



                                        ALLIANCE LAUNDRY SYSTEMS LLC



                                        By:  _____________________________
                                        Title:    ________________________

                                                                    Attachment 2
                                                                    to Exhibit B



     The information described herein is as of ___________________, and pertains to the period from ________________ ____, to ________________ ____.



                            [Set forth Calculations]

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                         [FORM OF CLOSING CERTIFICATE]

                              CLOSING CERTIFICATE


          Pursuant to subsection 5.1(m) of the Credit Agreement, dated as of May 5, 1998 (the "Credit Agreement"; terms defined therein being used herein as
              ----------------
therein defined), among Alliance Laundry Holdings LLC ("Holdings"), Alliance
                                                        --------
Laundry Systems LLC (the "Borrower"), the Lenders parties thereto, Lehman
                          --------
Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as Administrative Agent, the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the "Company") hereby certifies as follows:
 -------

          1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          2. ___________________ is the duly elected and qualified Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

          3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.

          The undersigned Secretary of the Company certifies as follows:

          4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued existence of the Company.

          5. The Company is a [corporation duly incorporated] [limited liability company duly formed], validly existing and in good standing under the laws of the jurisdiction of its organization.

          6.  Attached hereto as Annex 1 is a true and complete copy of
                                 -------
resolutions duly adopted by the Board of [Directors] [Managers] of the Company on _____________, 1998; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only proceedings of the Company now in force relating to or affecting the matters referred to therein.

          7.  Attached hereto as Annex 2 is a true and complete copy of the [By-
                                 -------
Laws] [Amended and Restated Limited Liability Company Agreement] of the Company as in effect on the date hereof.

          8.  Attached hereto as Annex 3 is a true and complete copy of the
                                 -------
Certificate of [Incorporation] [Formation] of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

          9. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

     Name                 Office               Date             Signature
     ----                 ------               ----             ---------



          IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.



__________________________               ____________________________
Name:                                    Name:
Title:                                   Title:



Date:  _______________, 1998

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                                    [FORM OF
                           ASSIGNMENT AND ACCEPTANCE]


                           ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), among Alliance Laundry Holdings LLC ("Holdings"), Alliance Laundry
---------                                          --------
Systems LLC (the "Borrower"), the Lenders parties thereto, Lehman Brothers,
                  --------
Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein,
                        --------------------
terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "Assignor") and the
                                                             --------
Assignee identified on Schedule l hereto (the "Assignee") agree as follows:
                                               --------

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under
      -----------------
the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an

"Assigned Facility"; collectively, the "Assigned Facilities"), in a principal
------------------                      -------------------
amount for each Assigned Facility as set forth on Schedule 1 hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings, the Borrower, any of their respective Subsidiaries or any other obligor or the performance or observance by Holdings, the Borrower, any of their respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections 4.1 and 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.20(d) of the Credit Agreement.

          4. Subject to receipt of any consents required under the Credit Agreement and the payment of any processing fee required under Section 10.6(e) of the Credit Agreement, the effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance,
---------------
it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves].

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance



Name of Assignor: ______________________________________________

Name of Assignee: ______________________________________________

Effective Date of Assignment: __________________________________




     Credit                  Principal
     Facility Assigned       Amount Assigned   Commitment Percentage Assigned1
--------------------------- ----------------- ---------------------------------

                              $____________           __._____________%



[NAME OF ASSIGNEE]                              [NAME OF ASSIGNOR]



By:_______________________________              By:_____________________________
Title:                                          Title:




Accepted [and Consented To]:                    [Consented To:

________________, as Administrative Agent       ALLIANCE LAUNDRY SYSTEMS LLC



By:_______________________________              By:_____________________________
Title:                                          Title:


                                                LEHMAN COMMERCIAL PAPER INC., as
                                                Syndication Agent




                                                By:_____________________________
                                                Title:]

_______________________

1. Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                   TERM NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$5,800,000.00                                                 New York, New York
                                                                     May 5, 1998


          FOR VALUE RECEIVED, the undersigned, ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally
                                         --------
promises to pay to GENERAL ELECTRIC CREDIT CORPORATION (the "Lender") or its
                                                             ------
registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined), in lawful money of the United States and in immediately available funds, the principal amount of (a) FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($5,800,000.00), or, if less, (b) the unpaid principal amount of the Term Loan of the Lender outstanding under the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on continuations thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan evidenced hereby and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure
----- -----
to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

          This Note (a) is one of the Term Notes referred to in the Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alliance Laundry
                                 ----------------
Holdings LLC, the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents.
Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        ALLIANCE LAUNDRY SYSTEMS LLC



                                        By:  _______________________________
                                             Name:
                                             Title:

                                                                      Schedule A
                                                                    to Term Note
                                                                    ------------

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

___________________________________________________________________________________________________________________________________
                                 Amount                                Amount of Base Rate
          Amount of Base      Converted to    Amount of Principal of   Loans Converted to      Unpaid Principal Balance   Notation
 Date       Rate Loans      Base Rate Loans   Base Rate Loans Repaid    Eurodollar Loans          of Base Rate Loans       Made By
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

===================================================================================================================================

                                                                      Schedule B
                                                                    to Term Note
                                                                    ------------

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

___________________________________________________________________________________________________________________________________
                                                                                                              Unpaid
                                                    Interest Period       Amount of           Amount of      Principal
                                                    and Eurodollar      Principal of      Eurodollar Loans   Balance of    Notation
             Amount of        Amount Converted         Rate with       Eurodollar Loans      Converted to    Eurodollar      Made
  Date    Eurodollar Loans   to Eurodollar Loans    Respect Thereto        Repaid          Base Rate Loans     Loans          By
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

===================================================================================================================================

                             REVOLVING CREDIT NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.



$8,700,000.00                                                 New York, New York

                                                                     May 5, 1998

          FOR VALUE RECEIVED, the undersigned, ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally
                                         --------
promises to pay to GENERAL ELECTRIC CREDIT CORPORATION (the "Lender") or its
                                                             ------
registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined), in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) EIGHT MILLION SEVEN HUNDRED THOUSAND DOLLARS ($8,700,000.00) or, if less,
(b) the aggregate unpaid principal amount of all Revolving Credit Loans of the Lender outstanding under the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in
Section 2.15 of the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on continuations thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan of the Lender outstanding under the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of
                                       ----- -----
the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

          This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alliance Laundry
                                 ----------------
Holdings LLC, the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents.
Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                                        ALLIANCE LAUNDRY SYSTEMS LLC



                                        By:  _______________________________
                                             Name:
                                             Title:

                                                                      Schedule A
                                                        to Revolving Credit Note
                                                        ------------------------

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


___________________________________________________________________________________________________________________________________
                                 Amount                                Amount of Base Rate
          Amount of Base      Converted to    Amount of Principal of   Loans Converted to      Unpaid Principal Balance   Notation
 Date       Rate Loans      Base Rate Loans   Base Rate Loans Repaid    Eurodollar Loans          of Base Rate Loans       Made By
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

===================================================================================================================================

                                                                      Schedule B
                                                        to Revolving Credit Note
                                                        ------------------------

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

___________________________________________________________________________________________________________________________________
                                                                                                              Unpaid
                                                    Interest Period       Amount of           Amount of      Principal
                                                    and Eurodollar      Principal of      Eurodollar Loans   Balance of    Notation
             Amount of        Amount Converted         Rate with       Eurodollar Loans      Converted to    Eurodollar      Made
  Date    Eurodollar Loans   to Eurodollar Loans    Respect Thereto        Repaid          Base Rate Loans     Loans          By
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

===================================================================================================================================

                                SWING LINE NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$10,000,000                                                   New York, New York
                                                                     May 5, 1998

          FOR VALUE RECEIVED, the undersigned, ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally
                                         --------
promises to pay to GENERAL ELECTRIC CREDIT CORPORATION (the "Swing Line Lender")
                                                             -----------------
or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) TEN MILLION DOLLARS ($10,000,000) or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of such Credit Agreement.

          The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The
           ----- -----
failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

          This Note (a) is the Swing Line Note referred to in the Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alliance Laundry
                                 ----------------
Holdings LLC, the Borrower, the Swing Line Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and General Electric Capital Corporation, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents.
Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        ALLIANCE LAUNDRY SYSTEMS LLC



                                        By:  _______________________________
                                             Name:
                                             Title:

                                                                      Schedule A
                                                              to Swing Line Note
                                                              ------------------

                    LOANS AND REPAYMENTS OF SWING LINE LOANS

_______________________________________________________________________________________________________________________
               Amount of         Amount of Principal of Swing     Unpaid Principal Balance of
   Date   Swing Line Loans           Line Loans Repaid                Swing Line Loans              Notation Made By
_______________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

=======================================================================================================================

                                                                    EXHIBIT H TO
                                                                CREDIT AGREEMENT
                                                                ----------------



                                    [FORM OF
                           PREPAYMENT OPTION NOTICE]



[Name and Address of
Term Loan Lender]
Attention of [            ]
Telecopy No. [            ]



                                                [Date]


Ladies and Gentlemen:

          The undersigned, General Electric Capital Corporation, as administrative agent (in such capacity, the "Administrative Agent") for the
                                             --------------------
Lenders, refers to the Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among Alliance Laundry Holdings LLC, Alliance Laundry Systems LLC (the

"Borrower"), the Lenders from time to time parties thereto, Lehman Brothers,
 --------
Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.18(d) of the Credit Agreement of the Prepayment Amount. The portion of the Prepayment Amount to be allocated to the Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:


(A)     Total Prepayment Amount                                 _____________

(B)     Portion of Prepayment Amount to be received by
        you                                                     _____________

(C)     Prepayment Date (10 Business Days after the date
        of this Prepayment Option Notice)                       _____________


          IF YOU DO NOT WISH TO RECEIVE ALL OF THE PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Prepayment Amount otherwise payable to you which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of

[___________________] at ____________________, no later than [10:00] a.m., New
                                               -------------------------------
York City time, on the Prepayment Date, at Telecopy No. [________________].  IF
--------------
YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE PREPAYMENT AMOUNT ALLOCATED TO YOU ON THE PREPAYMENT DATE.


                                GENERAL ELECTRIC CAPITAL CORPORATION,
                                as Administrative Agent



                                By:  ______________________________________
                                     Name:
                                     Title:

                                [Term Loan Lender]


                                By:  ______________________________________
                                     Name:
                                     Title:

Percentage of
Prepayment Amount Allocated to You
Declined: _________%

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                        [FORM OF EXEMPTION CERTIFICATE]


          Reference is made to the Credit Agreement, dated as of May 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement") among Alliance Laundry Holdings LLC ("Holdings"), Alliance Laundry
---------                                         --------
Systems LLC, a Delaware limited liability company (the "Borrower"), the several
                                                        --------
banks and other financial institutions from time to time parties thereto (the "Lenders"), Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as
--------
Syndication Agent, and General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").
                                              --------------------
Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.20(d) of
----------------
the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:


          1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

          2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In
                                                                    ----
this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

          3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

          4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          5. The income from the Note(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States (as hereinafter defined).

          6. The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this Certificate, the "United States"), (ii) a corporation or
                                        -------------
partnership created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate that is subject to United States federal income taxation regardless of the source of its income or
(iv) a trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code; and

          7.   The undersigned is not a natural person.

          By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Administrative Agent and the Borrower in writing within thirty days of such change and (2) the undersigned shall furnish the Administrative Agent and the Borrower a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Administrative Agent and the Borrower to the undersigned, or in either of the two calendar years preceding such payment.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                        [NAME OF NON-U.S. LENDER]


                                        By:  ____________________________
                                             Name:
                                             Title:



Date:  ____________________

                                                                      SCHEDULE I



                         [Waived Conditions Precedent]


                    [Describe any conditions precedent waived on
                     Closing Date and terms of any waiver]

                                                                         ANNEX 1



                              [Board Resolutions]

                                                                         ANNEX 2



                                   [By-Laws]
                     [Limited Liability Company Agreement]

                                                                         ANNEX 3



                         [Certificate of Incorporation]
                           [Certificate of Formation]